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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Kosmos Energy Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Kosmos Energy Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

April 28, 2015

Dear Shareholder:

        You are cordially invited to attend the 2015 annual general meeting of shareholders of Kosmos Energy Ltd. to be held on Wednesday, June 3, 2015, at 8:00 a.m., local time, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda. For those of you who cannot attend the annual general meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience or by using the Internet voting site or toll-free number listed on the enclosed proxy card to submit your vote.

        The notice of annual general meeting and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, the financial statements for the fiscal year ended December 31, 2014 and the auditor's report thereon will be laid before the shareholders in accordance with Bermuda law, and you will be asked to (i) elect ten directors to the Board of Directors; (ii) appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration; (iii) provide a nonbinding, advisory vote to approve named executive officer compensation; (iv) approve (a) an amendment to the Company's Long Term Incentive Plan (the "LTIP") to increase the aggregate number of common shares authorized for issuance under the LTIP by 15,000,000 common shares and (b) the material terms of the performance goals under the LTIP for purposes of Section 162(m) of the Internal Revenue Code; and (v) consider such other business as may properly come before the annual general meeting. I will also report on our progress during the past year and respond to shareholders' questions.

        It is important that your shares be represented at the annual general meeting, as a quorum of the shareholders must be present, either in person or by proxy, in order for the annual general meeting to take place. Even if you plan to attend the annual general meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual general meeting. Your vote and participation in our governance are very important to us. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,
Andrew G. Inglis Chairman and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO
BE HELD ON WEDNESDAY, JUNE 3, 2015

To the Shareholders of Kosmos Energy Ltd.:

        The annual general meeting of shareholders of KOSMOS ENERGY LTD., a Bermuda exempted company (the "Company"), will be held on Wednesday, June 3, 2015, at 8:00 a.m., local time, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda for the following purposes:

  1.
  To elect ten directors to hold office until the 2016 annual general meeting of shareholders, and until their respective successors are elected;

  2.
  To appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration;

  3.
  To approve, on a nonbinding, advisory basis, named executive officer compensation;

  4.
  To approve (i) an amendment to the Company's Long Term Incentive Plan (the "LTIP") to increase the aggregate number of common shares authorized for issuance under the LTIP by 15,000,000 common shares and (ii) the material terms of the performance goals under the LTIP for purposes of Section 162(m) of the Internal Revenue Code; and

  5.
  To transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

        We will also present at the annual general meeting the financial statements for the year ended December 31, 2014 together with the auditor's report thereon. The Board of Directors of the Company has fixed the close of business on April 10, 2015 as the record date for the determination of shareholders on the Register of Members entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. The Register of Members as of the record date will be available for examination at the registered office of the Company during ordinary business hours beginning on April 28, 2015 and at the annual general meeting.

        A record of the Company's activities during 2014 and its financial statements as of and for the fiscal year ended December 31, 2014 are contained in the Company's 2014 Annual Report on Form 10-K. The Annual Report on Form 10-K does not form any part of the material for solicitation of proxies.

        All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided or, alternatively, to submit their proxy and voting instructions by telephone or the Internet according to the instructions on the proxy card. If a shareholder who has returned a proxy attends the meeting in person, the shareholder may revoke the proxy and vote in person in accordance with the procedures described herein on all matters submitted at the meeting.

By order of the Board of Directors,

April 28, 2015 Dallas, Texas	Jason E. Doughty General Counsel and Senior Vice President, Legal, Human Resources and Administration

        Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on June 3, 2015. The Notice of Annual General Meeting of Shareholders, 2015 Proxy Statement, Proxy Card and 2014 Annual Report on Form 10-K are available under the SEC Filings link on the Investors' page of our website at www.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission (the "SEC").

i

PROXY STATEMENT

2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Kosmos Energy Ltd. for use at the 2015 annual general meeting of shareholders, and any adjournments or postponements thereof. We refer to our Board of Directors as the "Board" and to Kosmos Energy Ltd. as "Kosmos," the "Company," "we" or "us." The annual general meeting will be held on Wednesday, June 3, 2015 beginning at 8:00 a.m., local time, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda.

        The items to be considered are summarized in the Notice of Annual General Meeting of Shareholders and more fully described in this Proxy Statement. The Notice of Annual General Meeting of Shareholders, this Proxy Statement, the enclosed Proxy Card and our 2014 Annual Report on Form 10-K are first being mailed and made available starting on or about April 28, 2015 to all record holders of our common shares as of the close of business on April 10, 2015. Our common shares represented by proxies will be voted as described below or as specified by each shareholder.

        Cameras, recording devices and other electronic devices will not be permitted at the meeting. Each shareholder attending the annual general meeting may be asked to present valid identification. Failure to bring valid identification may delay your ability to attend or prevent you from attending the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on June 3, 2015

        The Notice of Annual General Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available under the SEC Filings link on the Investors' page of our website at www.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished.

GENERAL MATTERS

        Record Date.    The Board fixed the record date for the determination of shareholders entitled to notice of and to vote at the annual general meeting as of the close of business on April 10, 2015. On the record date, there were 387,603,709 common shares, par value $0.01 per share, issued and outstanding, and there were no issued and outstanding shares of any other class of share capital. Our only issued and outstanding voting securities are our common shares.

        Voting Your Proxy.    Our shareholders are entitled to one vote for each common share that is owned on the record date on all matters considered at the annual general meeting. You may vote your shares either in person or by proxy. To vote by proxy, you may submit your proxy and direct how to vote your shares by telephone using the toll-free number listed on the Proxy Card, by the Internet at the website for Internet voting listed on the Proxy Card or by marking, dating, signing and mailing the enclosed Proxy Card in the prepaid envelope provided. When using Internet or telephone voting, the voting systems will verify that you are a shareholder through the use of a company number for Kosmos Energy Ltd. and a control number unique to you. If you submit your proxy and direct how to vote your shares by Internet or telephone, please do not also mail the enclosed Proxy Card. If you plan to vote in person at the annual general meeting, please bring valid identification. Even if you currently plan to attend the annual general meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual general meeting.

        If you receive more than one Proxy Card or voting instruction form, it means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive. If you wish to consolidate accounts, please contact Computershare Trust Company, N.A. or your broker, bank or other nominee. We will announce preliminary voting results at the annual general meeting and publish the final results in a Current Report on Form 8-K filed within four business days after the end of the annual general meeting.

        Shares Held of Record.    If your shares are held in your name and you vote by granting a proxy, which is not subsequently revoked, the proxy holders will vote the shares in accordance with your instructions. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as follows:

        "FOR ALL" Proposal 1: To elect ten directors to serve until the 2016 annual general meeting of shareholders, and until their respective successors are elected;

        "FOR" Proposal 2: To appoint Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2015 and to authorize the Company's Audit Committee of the Board to determine their remuneration;

        "FOR" Proposal 3: To approve, on a nonbinding, advisory basis, named executive officer compensation; and

        "FOR" Proposal 4: To approve (i) an amendment to the LTIP to increase the aggregate number of common shares authorized for issuance under the LTIP by 15,000,000 common shares and (ii) the material terms of the performance goals under the LTIP for purposes of Section 162(m) of the Internal Revenue Code.

        If other matters properly come before the annual general meeting, the proxy holders will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the annual general meeting, including for the purpose of soliciting proxies to vote in accordance with the Board's recommendations on any of the above items.

        Shares Held in Street Name.    If your shares are held in "street name" by your broker, bank or other nominee, you will receive a voting instruction form with this Proxy Statement. Like shares held of record, you may vote your shares held in street name in person at the annual general meeting if you have obtained a legal proxy from the holder of record for your shares or you may sign and date the enclosed voting instruction form and return it in the enclosed, postage-paid envelope. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposals 1, 3 and 4. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters. If your shares are held in the name of a broker, bank or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker, bank or nominee confirming your ownership as of the record date.

        Revoking Your Proxy.    Even after you have returned your proxy, you may revoke your proxy at any time before it is exercised by (1) submitting a written notice of revocation to our Corporate Secretary by mail to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231 or by facsimile at (214) 445-9705, (2) submitting a duly executed proxy bearing a later date to our Corporate Secretary by mail to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231 or by facsimile at (214) 445-9705, (3) using the Internet voting website or the toll-free telephone number listed on the enclosed Proxy Card to deliver a duly executed proxy bearing a later date or (4) attending the annual general meeting and voting in person, which suspends the powers of the proxy holder.

        Quorum and Vote Required.    The presence in person or by proxy of two or more shareholders representing a majority of our issued and outstanding share capital entitled to vote shall constitute a quorum to conduct business at the annual general meeting.

        For Proposal 1, the election of directors, you may vote "FOR ALL," "WITHHOLD ALL" or "FOR ALL EXCEPT." A plurality of the votes of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on the election of directors is required for the election of directors. This means that the ten director nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on the election of directors will be elected to our Board. Broker non-votes and votes marked "WITHHOLD ALL" will have no legal effect on the outcome of the election of directors. With respect to votes marked "FOR ALL EXCEPT," votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality.

        For each of Proposals 2, 3 and 4, you may vote "FOR," "AGAINST" or "ABSTAIN." Under the Companies Act 1981 of Bermuda, as amended, our memorandum of association and our bye-laws, the affirmative vote of a majority of the votes cast at the annual general meeting at which a quorum is present is required to approve Proposals 2, 3 and 4.

        Abstentions do not count as votes cast for Proposals 2 and 3, and as such, abstentions will have no effect on the outcome of Proposals 2 and 3. The vote necessary to approve Proposal 4 is subject to additional NYSE rules. Under NYSE rules, "votes cast" on Proposal 4 consist of votes "FOR" or "AGAINST" Proposal 4, as well as abstentions. As a result, abstentions have the effect of a vote "AGAINST" Proposal 4.

        Brokers will have discretionary authority to vote on Proposal 2. Brokers will not have discretionary authority to vote on Proposals 3 and 4, and broker non-votes will have no effect on the outcome of such votes.

        Cost of Solicitation.    We will pay the cost of soliciting proxies for the annual general meeting. Proxies may be solicited by the employees of Kosmos and our subsidiaries, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

        Annual Report.    Our 2014 Annual Report on Form 10-K, including consolidated financial statements as of and for the fiscal year ended December 31, 2014, is being distributed to all shareholders entitled to vote at the annual general meeting, together with this Proxy Statement, in satisfaction of the requirements of the SEC, the Company's bye-laws and Bermuda law. At the annual general meeting, the financial statements and the auditor's report thereon will be laid before the shareholders in accordance with Bermuda law. Additional copies of the Annual Report on Form 10-K are available at no charge upon request. To obtain additional copies of the Annual Report on Form 10-K, please contact us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or at telephone number +1 (214) 445-9600. The Annual Report on Form 10-K does not form any part of the materials for the solicitation of proxies. In addition, this Proxy Statement and our Annual Report on Form 10-K are available to you at no charge electronically under the SEC Filings link on the Investors' page of our website at www.kosmosenergy.com.

        The Board is not aware of any matter to be presented for action at the annual general meeting of the Company other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matter. The shareholders of the Company have no dissenter's or appraisal rights in connection with any of the proposals described herein.

        If you have any questions about the proxy materials or the annual general meeting, please contact our Corporate Secretary at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, or by telephone at +1 (214) 445-9600.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our bye-laws provide that our Board shall consist of not less than five and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. The Board currently consists of eleven directors: Andrew G. Inglis, Brian F. Maxted, Sir Richard B. Dearlove, David I. Foley, David B. Krieger, Joseph P. Landy, Prakash A. Melwani, Adebayo ("Bayo") O. Ogunlesi, Lars H. Thunell, Chris Tong and Christopher A. Wright. Lars H. Thunell will not be standing for re-election to the Board. The Board currently consists of a single class of directors, each serving one-year terms.

        The Board has nominated ten directors for election at the annual general meeting to serve until the 2016 annual general meeting of shareholders, and until their respective successors are duly elected. Our shareholders do not have cumulative voting rights and, accordingly, the holders of a plurality of the shares voted can elect all of the directors then standing for election.

        We are soliciting proxies in favor of the election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these ten nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the annual general meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected.

        The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve on the Board.

Information About the Nominees

        The names of the nominees, their ages as of April 28, 2015, and other information about them are set forth below.

        Andrew G. Inglis, 56, has served as our Chairman and Chief Executive Officer since March 1, 2014. He joined Kosmos from Petrofac Ltd., a leading provider of oilfield services to the international oil and gas industry, principally engaged in the design of oil and gas infrastructure, the operation, maintenance and management of oil and gas assets and the training of personnel on a worldwide basis. At Petrofac, Mr. Inglis held the position of Chief Executive, Integrated Energy Services and was a member of the Petrofac board of directors. Prior to joining Petrofac in January 2011, Mr. Inglis served BP for 30 years in a number of positions, including most recently as Executive Director on the BP board of directors from 2007 to 2010 and as Executive Vice President and Deputy Chief Executive of exploration and production from 2004 to 2007. Mr. Inglis received a master's degree in Engineering from Pembroke College, Cambridge University. He is a Chartered Mechanical Engineer, a Fellow of the Institution of Mechanical Engineers and a Fellow of the Royal Academy of Engineering. For these reasons, we believe he is well qualified to serve on our Board.

        Brian F. Maxted, 57, is one of the founding partners of Kosmos and has been our Chief Exploration Officer since March 2014 and a Director since January 2011. From January 2011 to March 2014, Mr. Maxted served as our Chief Executive Officer. Prior to this, he served our predecessor Kosmos Energy Holdings ("KEH") as Senior Vice President, Exploration from 2003 to 2008 and as Chief Operating Officer from 2008 to 2011. He is currently a Director of Venari Resources LLC and has also served as a Director of Broad Oak Energy from February 2008 through its sale in July 2011.

Prior to co-founding Kosmos in 2003, Mr. Maxted was the Senior Vice President of Exploration of Triton Energy Limited prior to its sale to Hess Corporation. Mr. Maxted holds a Master of Organic Geochemistry degree from the University of Newcastle-upon-Tyne and a Bachelor of Science degree in Geology from the University of Sheffield. For these reasons, we believe he is well qualified to serve on our Board.

        Sir Richard B. Dearlove, 70, has served as a Director since December 2012. Sir Richard B. Dearlove is Master of Pembroke College at the University of Cambridge, U.K., a position he has held since retiring as the Head of the British Secret Intelligence Service (MI6) in 2004. During his 38-year tenure with MI6, Sir Richard B. Dearlove served in multiple international locations before returning to the U.K. as Director of Personnel and Administration in 1993. He also served as Director of Operations and Assistant Chief in advance of his appointment as Head of MI6 in 1999. In 1984, Sir Richard B. Dearlove was awarded an OBE (Officer of the Most Excellent Order of the British Empire), and in 2001 he was appointed a KCMG (Knight Commander of St. Michael and St. George) for his service. Sir Richard B. Dearlove has held several trustee and advisory positions, including serving as a Trustee of Kent School in Connecticut, Honorary Fellow of Queens' College, University of Cambridge, Member of the International Advisory Board of AIG, Senior Advisor to the Monitor Group, Chairman of Ascot Underwriting, Member of the Advisory Board of IrisGuard, Member of the Advisory Board of New Venture Partners, Chairman of Trustees of the Cambridge Union Society, Member of the Strategic Advisory Board of TimeSight Systems and, since 2014, he has been the Chairman of the Trustees of the University of London. He received a Master of Arts degree in History from Queen's College, Cambridge. For these reasons, we believe he is well qualified to serve on our Board.

        David I. Foley, 47, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Mr. Foley is a Senior Managing Director in the Private Equity Group at Blackstone Group L.P. ("Blackstone") and is the Chief Executive Officer of Blackstone Energy Partners. Mr. Foley currently leads Blackstone's investment activities in the energy and natural resources sector. Since joining Blackstone in 1995, Mr. Foley has been responsible for building the Blackstone energy and natural resources practice and has played an integral role in every private equity energy deal that the firm has invested in. Before joining Blackstone, Mr. Foley worked with AEA Investors in that firm's private equity business, and prior to that served as a Consultant for the Monitor Company. Mr. Foley is currently a Director of PBF Energy Inc., Cheniere Energy Inc., Cheniere Energy Partners, LP and several other private companies. Mr. Foley received a Bachelor of Arts and a Master of Arts in Economics from Northwestern University and received a Master of Business Administration degree with distinction from Harvard Business School. For these reasons, we believe he is well qualified to serve on our Board. Mr. Foley was nominated to the Board by Blackstone pursuant to the Shareholders Agreement (see "Board of Directors, Board Meeting and Committees—Shareholders Agreement" below).

        David B. Krieger, 41, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Mr. Krieger is a Partner of Warburg Pincus & Co. ("Warburg Pincus") and a Managing Director of Warburg Pincus LLC and has been with the firm since 2000. Mr. Krieger is involved primarily with the firm's investment activities in the energy sector. Mr. Krieger is currently a Director of MEG Energy Corp., Ceres, Inc. and several private companies. From 2004 to 2009, Mr. Krieger was a Director of ElectroMagnetic GeoServices ASA. Mr. Krieger also serves as a Trustee of the Kaufman Center for the Performing Arts. He received a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania, a Master of Science from the Georgia Institute of Technology and a Master of Business Administration degree from Harvard Business School. For these reasons, we believe he is well qualified to serve on our Board. Mr. Krieger was nominated to the Board by Warburg Pincus pursuant to the Shareholders Agreement (see "Board of Directors, Board Meeting and Committees—Shareholders Agreement" below).

        Joseph P. Landy, 53, has served as a Director since May 2012. Mr. Landy is Co-President of Warburg Pincus and has been with the firm since 1985. Mr. Landy is jointly responsible for the management of the firm, including the formulation of strategy, oversight of investment policy and decisions, leadership of the firm's executive management committee and the coordination of limited partner communications. Mr. Landy currently serves as a Director of Bausch & Lomb and AmRest Holdings SE. He also serves on the Board of Directors of the National Park Foundation and is on the National Executive Board of the Boy Scouts of America and is Chair of its corporate sponsorship committee. Mr. Landy holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration from The Leonard N. Stern School of Business at New York University. For these reasons, we believe he is well qualified to serve on our Board. Mr. Landy was nominated to the Board by Warburg Pincus pursuant to the Shareholders Agreement (see "Board of Directors, Board Meeting and Committees—Shareholders Agreement" below).

        Prakash A. Melwani, 56, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Mr. Melwani is a Senior Managing Director at Blackstone and is Chief Investment Officer of the Private Equity Group at Blackstone and chairs each of its Investment Committees. Prior to joining Blackstone, Mr. Melwani was a founding partner of Vestar Capital Partners and served as its Chief Investment Officer. Previous to that, he was with the management buyout group at The First Boston Corporation and with N. M. Rothschild & Sons in Hong Kong and London. From 2005 to 2011, Mr. Melwani was President and Director of The India Fund, Inc. and The Asia Tigers Fund, Inc. Mr. Melwani is currently a Director of Acushnet Company, Crocs, Performance Food Group, Pinnacle Foods, RGIS Inventory Specialists and Blackstone's strategic partner, Patria. Mr. Melwani graduated with a First Class Honors degree in Economics from Cambridge University. He received a Master of Business Administration with High Distinction from Harvard Business School and graduated as a Baker Scholar and a Loeb Rhoades Fellow. For these reasons, we believe he is well qualified to serve on our Board. Mr. Melwani was nominated to the Board by Blackstone pursuant to the Shareholders Agreement (see "Board of Directors, Board Meeting and Committees—Shareholders Agreement" below).

        Adebayo ("Bayo") O. Ogunlesi, 61, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). Since 2006, Mr. Ogunlesi has been Chairman and Managing Partner of Global Infrastructure Partners ("GIP"), a private equity firm that invests in infrastructure assets in the energy, transport and water sectors, in both OECD and select emerging market countries. Mr. Ogunlesi previously served as Executive Vice Chairman and Chief Client Officer of Credit Suisse's Investment Banking Division with senior responsibility for Credit Suisse's corporate and sovereign investment banking clients. From 2002 to 2004, he was Head of Credit Suisse's Global Investment Banking Department. Mr. Ogunlesi is a Director of Callaway Golf Company and the Goldman Sachs Group, Inc. and is a Non-Executive Chairman of the Africa Finance Corporation. Mr. Ogunlesi holds a Bachelor of Arts in Politics, Philosophy and Economics with First Class Honors from Oxford University, a Juris Doctor (magna cum laude) from Harvard Law School and a Master of Business Administration from Harvard Business School. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court. For these reasons, we believe he is well qualified to serve on our Board.

        Chris Tong, 58, has served as a Director since February 2011. Mr. Tong currently serves as a Director and Chairman of the Audit Committee of Targa Resources Corp. From 2009 to 2012, Mr. Tong also served on the Board of Directors of Cloud Peak Energy Inc. He served as Senior Vice President and Chief Financial Officer of Noble Energy, Inc. from January 2005 until August 2009. He also served as Senior Vice President and Chief Financial Officer of Magnum Hunter Resources, Inc. from August 1997 to December 2004. Prior thereto, he was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries, including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc., all of which were wholly-owned subsidiaries of Tejas Gas Corporation. Mr. Tong held these positions from August 1996 until August 1997, and had served in other treasury positions with Tejas since August 1989. Mr. Tong holds a Bachelor of Arts in Economics from the University of Louisiana Lafayette (formerly the University of Southwestern Louisiana). For these reasons, we believe he is well qualified to serve on our Board.

        Christopher A. Wright, 67, has served as a Director since 2011 (and as a Director of our predecessor KEH since 2004). He became a Director of Delonex Energy in August 2013 and Explora Petroleum AS in January 2014. From November 2005 to January 2011, Dr. Wright was the Executive Chairman of Fairfield Energy Limited before being appointed Chief Executive Officer in January 2011, a position he retired from in March 2013. From July 2004 to June 2010, he was a Director of ElectroMagnetic GeoServices ASA. From 2001 to 2004, Dr. Wright was Senior Vice President, Global Exploration and Technology, for Unocal based in Houston. From 1997 to 1999, he was first Director, New Business and then Chief Operating Officer for Lasmo plc in London. From 1996 to 1997, Dr. Wright led the Asia-Pacific and Middle East new business development efforts for the Mobil Oil Corporation, based out of Dallas and London. The major part of his career was with British Petroleum plc, where he spent over 20 years in various technical and managerial roles of increasing seniority in locations both in the United States and the United Kingdom. His final position with the company was Chief Executive, Frontier and International, which he held from 1991 to 1995. Dr. Wright holds both a Bachelor of Science and a Doctor of Philosophy in Geology from Bristol University, and has also completed the Advanced Management Program at Harvard University. For these reasons, we believe he is well qualified to serve on our Board.

Vote Required

        Directors will be elected by a plurality of the votes of the common shares of the Company present in person or represented by proxy at the annual general meeting, at which a quorum is present, and entitled to vote. A properly executed proxy marked "WITHHOLD ALL" or "FOR ALL EXCEPT" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

Recommendation

        The Board recommends that shareholders vote "FOR ALL" the nominees for director. If not otherwise specified, proxies will be voted "FOR ALL" the nominees for director.

 PROPOSAL 2—APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP has served as our independent registered public accounting firm since 2011 and of our predecessor, KEH, since 2003, and has provided to us certain audit services, audit-related services and tax services during that time.

        Under Section 89 of the Companies Act 1981, as amended, of Bermuda, the shareholders have the authority to appoint the Company's independent registered public accounting firm and to authorize the Audit Committee of the Board of the Company (the "Audit Committee") to determine their remuneration. The Audit Committee has recommended reappointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board is asking shareholders to approve such appointment and the authority of the Audit Committee to determine their remuneration. If an auditor is not appointed by shareholders at the annual general meeting, Ernst & Young LLP, as the incumbent independent registered public accounting firm, will continue in office until a successor is appointed in accordance with Bermuda law and the Company's bye-laws. The affirmative vote of the holders of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve the appointment and the authorization of the Audit Committee to set their remuneration.

        Representatives of Ernst & Young LLP will not be present at the annual general meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Fees Paid to Independent Auditors

        The following table presents aggregate fees billed to us for the years ended December 31, 2014 and 2013, for professional services rendered by Ernst & Young LLP, our principal accountant:

	2014	2013
Audit fees	$1,207,472	$1,354,140
Audit-related fees	25,000	183,353
Tax fees	75,630	60,764
All other fees	2,160	2,116

Total fees	$1,310,262	$1,600,373

        Audit Fees.    Audit fees consisted of fees billed by Ernst & Young LLP for professional services rendered in connection with audits of the Company's and certain of its subsidiaries' financial statements and internal controls over financial reporting, quarterly reviews of our consolidated financial statements, issuance of a comfort letter related to a secondary offering, as well as certain audit-related accounting consultations.

        Audit-Related Fees.    Audit-related fees consisted of costs incurred related to SEC-related accounting consultations and certain attestation and agreed upon procedures.

        Tax Fees.    Tax fees consisted of costs incurred related to tax compliance services and consultations on various tax issues.

        All Other Fees.    For 2013 and 2014, all other fees consisted of costs incurred related to access to Ernst & Young LLP's online research services.

Pre-Approval Policies and Procedures

        Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter, subject to shareholder approval if necessary under Bermuda law. The Audit Committee's charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The Audit Committee pre-approves all services performed by Ernst & Young LLP and discloses such fees above. The Audit Committee considers whether the provision of the services disclosed above is compatible with maintaining Ernst & Young LLP's independence.

Vote Required

        The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 2. Abstentions shall not be treated as votes cast.

        Shareholders are being asked to vote on the following resolution:

        "RESOLVED, that the Company's shareholders approve the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and authorize the Audit Committee of the Company to determine their remuneration."

Recommendation

        The Board recommends a vote "FOR" the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and to authorize the Audit Committee to determine their remuneration. If not otherwise specified, proxies will be voted "FOR" Proposal 2.

PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        At our 2012 annual general meeting of shareholders, a majority of our shareholders voted, on a nonbinding, advisory basis, to hold a nonbinding, advisory vote on named executive officer compensation every year. Consistent with this recommendation by our shareholders, the Company intends to submit an annual nonbinding, advisory vote on the compensation of the Company's named executive officers until the next vote on the frequency of the shareholder nonbinding, advisory vote on named executive officer compensation. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are providing our shareholders with the opportunity to cast a nonbinding, advisory vote on the 2014 compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

        As described in detail below in this Proxy Statement under "Compensation Discussion and Analysis," we seek to pay our named executive officers for performance, to closely align the interests of our named executive officers with the interests of our shareholders and to attract, retain and motivate top talent. Please refer to the Compensation Discussion and Analysis, the compensation tables and the other narrative compensation-related disclosures of this Proxy Statement for a detailed discussion of our executive compensation principles and practices and the 2014 compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather our overall executive compensation principles and practices and the 2014 compensation of our named executive officers.

        To help ensure that all shareholder views are well understood by the Board, we also encourage shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns regarding our executive compensation principles and practices (see "Board of Directors, Board Meetings and Committees—Communications with the Board" below).

Vote Required

        The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 3. Abstentions shall not be treated as votes cast.

        Shareholders are being asked to vote on the following resolution:

        "RESOLVED, that the Company's shareholders approve, on a nonbinding, advisory basis, the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative)."

        Although the vote on this proposal is advisory and, therefore, is not binding, the Compensation Committee of the Board (the "Compensation Committee") will carefully consider the shareholder vote on this matter, including whether any actions will be necessary to address the concerns, if any, of our shareholders.

Recommendation

        The Board recommends a vote "FOR" the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If not otherwise specified, proxies will be voted "FOR" Proposal 3.

 PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE LONG TERM INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN

        On January 23, 2015, the Board approved an amendment to the Kosmos Energy Ltd. Long Term Incentive Plan (the "LTIP"), subject to approval by our shareholders. If approved by our shareholders, the amendment would increase the available share reserve under the LTIP by 15,000,000 common shares (see "—Increase in Share Reserve" below). In addition, shareholder approval of the amendment to the LTIP will constitute approval of the material terms of the performance goals under the LTIP for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (see "—Section 162(m) Performance Goals" below).

Increase in Share Reserve

        If the proposed amendment to increase the available share reserve under the LTIP is approved by our shareholders, then, effective June 3, 2015, the number of shares that may be subject to awards granted under the LTIP will equal the number of shares remaining available for grant under the LTIP as of such date plus 15,000,000 common shares. As of April 10, 2015, 194,320 common shares remained available for future grants under the LTIP. These remaining shares may also be used, either in lieu of, or in combination with, cash and/or recycled shares (e.g., as a result of forfeitures or to cover withholding taxes), to settle any portion of outstanding performance units that vests above the target level. The additional 15,000,000 common shares that will be available for grant under the LTIP, if this proposed amendment is approved, represent approximately 3.7% of the common shares of Kosmos outstanding on a fully-diluted basis as of April 10, 2015.

        The Board believes that it is desirable to increase the share reserve so that we can continue to meet the goals of our equity incentive program of attracting, retaining and motivating our executives and employees and linking their interests with those of our shareholders. If the proposed amendment to increase the share reserve is not approved by our shareholders, we will be unable to maintain our current new hire and annual equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting and retaining talent. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

Section 162(m) Performance Goals

        Shareholder approval of the amendment to the LTIP will constitute approval of the material terms of the performance goals under the LTIP. We are seeking approval of the material terms of the performance goals to preserve our ability to grant awards that meet the requirements to avoid the disallowance of tax deductibility under Section 162(m) of the Code.

        Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to any person who serves as chief executive officer or who is one of the three other most highly compensated executive officers, other than the chief financial officer, of a publicly held corporation (each such person, a "Covered Employee") to $1 million per year, with an exception for qualified performance-based compensation.

        As a newly public company, we have been eligible for special transition relief under Section 162(m) of the Code. During this special transition period, we have been able to grant cash and equity incentive awards that were eligible to be deductible without having to qualify as performance-based compensation under Section 162(m) of the Code. This special transition period will expire as of the date of this annual general meeting of our shareholders. The Board has determined that, following the special transition period, it would be in the Company's best interests to preserve the flexibility to grant cash and equity incentive awards that comply with the qualified performance-based compensation exception under Section 162(m) of the Code and that therefore are eligible to be deductible.

        One of the requirements of the qualified performance-based compensation exception under Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by shareholders. For purposes of Section 162(m) of the Code, the material terms of the performance goals are:

  •
  the individuals eligible to receive compensation (see "—Summary of the LTIP—Eligibility" below);

  •
  a description of the business criteria on which the performance goals are based (see "—Summary of the LTIP—Performance Goals" below); and

  •
  either the maximum amount of compensation that could be paid to an employee if the performance goals are attained or the formula used to calculate the amount of compensation to be paid to the employee if the performance goals are attained (see "—Summary of the LTIP—Individual Limits" below).

        If our shareholders do not approve this Proposal 4, then due to the application of Section 162(m) of the Code, the cash and equity incentive compensation awarded under the LTIP to our Covered Employees may not be eligible to be fully deductible. Note that, although we consider deductibility under Section 162(m) of the Code when structuring our compensation arrangements for our Covered Employees, depending on the relevant circumstances at the time, the Compensation Committee may determine to award compensation that may not be deductible. In making this determination, the Compensation Committee balances the purposes and needs of our executive compensation program against the potential tax cost.

Summary of the LTIP

        The following is a summary of the principal features of the LTIP, as amended. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the LTIP, as amended, a copy of which has been filed with the SEC with this proxy statement as Annex A.

    Purpose

        The purpose of the LTIP is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our shareholders.

    Eligibility

        Our employees, consultants, advisors, other service providers and non-employee directors are eligible to receive awards under the LTIP. As of April 10, 2015, there were five non-employee directors and approximately 168 employees eligible to receive awards under the LTIP.

    Authorized Shares

        Subject to adjustment (as described below), the number of shares that may be subject to awards granted under the LTIP will equal the number of shares remaining available for grant under the LTIP as of June 3, 2015, plus 15,000,000 shares. If an award expires or is canceled or forfeited, the shares covered by the award again will be available for issuance under the plan. Shares tendered or withheld in payment of an exercise price or for withholding taxes also again will be available for issuance under the plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the plan.

    Individual Limits

        No participant may receive under the LTIP in any calendar year more than 3,950,300 shares in respect of each of the following three categories of awards: stock options and share appreciation rights (SARs); restricted shares and restricted share units (RSUs); and share-based performance awards and other stock-based awards. This individual share limit for each such category is increased from the individual limit of 2,450,300 shares under the current version of the LTIP.

        The maximum aggregate cash value of payments to any participant for any calendar year in respect of any award under the LTIP that is not denominated in shares and that is intended to be qualified performance-based compensation under Section 162(m) of the Code may not exceed $15,000,000.

    Administration

        The LTIP is administered by a committee, which may be our Compensation Committee or another committee designated by the Board (or, if the Board does not designate a committee, the Board). The committee will consist of not fewer than three directors of the Board. To the extent necessary to comply with applicable regulatory regimes, any action by the committee will require the approval of committee members who are:

  •
  independent, within the meaning of and to the extent required (unless controlled company status applies) by applicable rulings and interpretations of the applicable stock market or exchange on which our shares are quoted or traded;

  •
  non-employee directors within the meaning of Rule 16b-3 under the Exchange Act; and

  •
  outside directors pursuant to Section 162(m) of the Code.

        The committee has authority under the LTIP to:

  •
  designate participants;

  •
  determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the committee;

  •
  amend the terms of any outstanding awards, including, without limitation, to accelerate the time(s) at which the awards become vested or unrestricted, will be settled or may be exercised;

  •
  correct any defect, supply any omission or reconcile any inconsistency in the plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the plan into effect;

  •
  interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; and

  •
  establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the plan, in each case, as it deems appropriate for the proper administration of the plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

        The committee may delegate the authority to grant awards under the LTIP, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board (which may consist solely of one director).

    Types of Awards

        The LTIP provides for grants of stock options, SARs, restricted shares, RSUs, performance awards and other stock-based awards.

  •
  Stock Options.  A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) will be determined by the committee and may not be less than the closing price of a share on the grant date. The committee will determine the date after which each stock option may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.

  •
  SARs.  SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.

  •
  Restricted Shares.  Restricted shares are an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.

  •
  RSUs.  RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions.

  •
  Performance Awards.  Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the committee. The committee has authority to specify that any other award granted under the LTIP will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance goals.

  •
  Other Stock-Based Awards.  The committee is authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent on our performance or that of our business units or any other factors that the committee designates.

    Performance Goals

        The performance goals for awards that are intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code will be limited to the following: captured prospects, prospecting licenses signed, operated prospects matured to drill ready, drilling programs commenced, drillable prospects, capabilities and critical path items established, operating budget, third-party capital sourcing, captured net risked resource potential, acquisition cost efficiency, acquisitions of oil and gas interests, increases in proved, probable or possible reserves, finding and development costs, recordable or lost time incident rates, overhead costs, general and administration expense, market price of a share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, shareholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, market capitalization, enterprise value, economic value added or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company.

        These performance goals may be (i) measured on an absolute (e.g., plan or budget) or relative basis, (ii) established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, (iii) based on a ratio or separate calculation of any performance criterion and/or (iv) made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.

    Adjustments

        In the event that the committee determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP, the committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the plan; (ii) the number and type of shares or other securities subject to outstanding awards; and (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

    Termination of Service and Change in Control

        The committee will determine the effect on outstanding awards of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement, including whether the awards will vest, become exercisable, settle or be forfeited (including by way of repurchase by the Company at par value). The committee may set forth in the applicable award agreement the treatment of an award on a change in control. In addition, in the case of a stock option or SAR, except as otherwise provided in the applicable award agreement, on a change in control, a merger or consolidation involving the Company or any other event for which the committee deems it appropriate, the committee may cancel the award in consideration of:

  •
  a substitute award that preserves the intrinsic value of the canceled award (i.e., the excess, if any, of the value of the underlying shares over the exercise price); or

  •
  the full acceleration of the award and either (i) a period of ten days to exercise the award or (ii) a payment in cash or other consideration in an amount equal to the intrinsic value of the canceled award.

        For the definition of "change in control" under the LTIP, see "Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Equity Awards—Definitions" below.

    Amendment and Termination

        Our Board of Directors may amend, alter, suspend, discontinue or terminate the LTIP, subject to approval of our shareholders if required by the rules of the stock exchange on which our shares are principally traded. The committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder's consent, except to the extent that such action is taken to cause the LTIP to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. In addition, the committee may amend the

LTIP in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

    Term

        The LTIP expires on January 23, 2025 unless, prior to that date, the maximum number of shares available for issuance under the plan has been issued or our Board of Directors terminates the plan.

    U.S. Federal Income Tax Consequences

        The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the LTIP. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the LTIP under federal, state, local and other applicable laws.

  Non-Qualified Stock Options

        A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant's tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

  Incentive Stock Options

        An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.

        If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a "disqualifying disposition," and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant's employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant's death.

  Restricted Shares

        Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and the Company generally will not be allowed a tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted shares, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the shares, and we generally will be allowed a corresponding tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted shares are later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

  RSUs

        A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which we are not entitled to a deduction.

Registration with the SEC

        If our shareholders approve the amendment to the LTIP, we plan to file with the SEC, as soon as practicable after such approval, a Registration Statement on Form S-8 relating to the additional shares available for issuance under the LTIP.

New Plan Benefits

        The following table summarizes the new plan benefits to be received by participants under the LTIP as a result of the proposed amendment, as of April 10, 2015. The awards of restricted shares and RSUs listed below were granted in 2015 subject to shareholder approval of the proposed amendment to the LTIP. Because awards under the LTIP are discretionary and are not subject to set benefits or amounts, the table below does not include any awards that may be granted in the future to participants under the LTIP.

						Restricted Share Units (Performance- Vesting)(3)
	Restricted Shares (Service-Vesting)(1)		Restricted Share Units (Service-Vesting)(2)
						Shares Underlying Award
								Grant Date Fair Value
	Shares Underlying Award (#)		Shares Underlying Award (#)
Name and Position		Grant Date Fair Value ($)(4)		Grant Date Fair Value ($)		Target (#)	Maximum (#)	Target ($)		Maximum ($)
Andrew G. Inglis, Chairman and Chief Executive Officer	124,500	1,075,680	—	—		124,500	249,000	1,075,680	(4)	2,151,360	(4)
Thomas P. Chambers, Senior Vice President and Chief Financial Officer	103,125	891,000	—	—		103,125	206,250	891,000	(4)	1,782,000	(4)
Brian F. Maxted, Chief Exploration Officer (and former Chief Executive Officer)	89,500	773,280	—	—		89,500	179,000	773,280	(4)	1,546,560	(4)
W. Greg Dunlevy, Special Advisor to the Chairman (and former Executive Vice President and Chief Financial Officer)	—	—	—	—		—	—	—		—
Christopher J. Ball, Senior Vice President, Planning and Business Development	64,370	556,157	—	—		64,370	128,740	556,157	(4)	1,112,314	(4)
Jason E. Doughty, General Counsel and Senior Vice President, Legal, Human Resources and Administration	56,576	488,817	—	—		56,576	113,152	488,817	(4)	977,633	(4)
Eric J. Haas, Senior Vice President, Production and Development	52,038	449,608	—	—		52,038	104,076	449,608	(4)	899,217	(4)
All current executive officers as a group (9 persons)	562,642	4,861,227	44,367	359,373	(5)	619,355	1,238,710	5,320,602	(6)	10,641,204	(7)
All current directors who are not executive officers as a group (9 persons)	—	—	—	—		—	—	—		—
All employees, including current officers who are not executive officers, as a group (159 persons)	97,060	838,598	1,096,907	9,465,522	(8)	768,384	1,536,768	6,629,031	(9)	13,258,062	(10)

(1)
These amounts reflect service-vesting restricted shares (which we refer to as "service shares") that are scheduled to vest ratably each year over three years, based solely on service. If our shareholders do not approve this Proposal 4, the service shares will be forfeited and the participant will thereafter have the right to receive cash payments on each vesting date, with the amount of such payment equal to the fair market value of the service shares (and any dividends or distributions thereon) that would have vested on such vesting date.

(2)
These amounts reflect service-vesting restricted share units (which we refer to as "service units") that are scheduled to vest ratably each year over three years, based solely on service. If our shareholders do not approve this Proposal 4, the participant will receive on each vesting date, in lieu of any shares that would have otherwise been distributed to the participant, an amount in cash equal to the aggregate fair market value of such shares as of such vesting date.

(3)
These amounts reflect performance-vesting restricted share units (which we refer to as "performance units"), which are scheduled to vest between 0% and 200% of the number of shares shown in the "Target" sub-column based on attainment of both a service condition that will lapse ratably each year over three years and a specified relative total shareholder return ("TSR") performance condition that will be measured on January 2, 2018, based on our TSR as compared to the TSR of each of our peer companies. TSR will be calculated as the percentage by which the average closing price of a share of the Company or a share of a peer company on each of the 30 trading days ending on the last day of the performance period is more or less than the average closing price of the share on each of the 30 trading days ending on the first day of the performance period, plus the amount of any dividends or distributions that are declared on the share during the performance period. If either the service condition or the threshold performance condition is not attained, the awards will be forfeited. The amounts in the "Target" sub-column reflect the 100% of the shares that will vest on attainment of the service condition and the target performance level. The amounts in the "Maximum" sub-column reflect the 200% of the shares that will vest on attainment of the service condition and the maximum performance level. If our shareholders do not approve this Proposal 4, the participant will receive on each vesting date, in lieu of any shares that would have otherwise been distributed to the participant, an amount in cash equal to the aggregate fair market value of such shares as of such vesting date.

(4)
The grant date fair values of the service shares and performance units were calculated by multiplying the number of service shares or performance units by $8.64 (the closing price of a share on the grant date of January 23, 2015).

(5)
The grant date fair values of the service units were calculated by multiplying the number of service units by $8.10 (the closing price of a share on the grant date of April 1, 2015).

(6)
This amount reflects the aggregate grant date fair value of performance units, assuming achievement of the performance condition at the target performance level, calculated by multiplying (i) 607,923 performance units by $8.64 (the closing price of a share on the grant date of January 23, 2015) and (ii) 56,713 performance units by $8.10 (the closing price of a share on the grant date of April 1, 2015).

(7)
This amount reflects the aggregate grant date fair value of performance units, assuming achievement of the performance condition at the maximum performance level, calculated by multiplying (i) 1,215,846 performance units by $8.64 (the closing price of a share on the grant date of January 23, 2015) and (ii) 113,426 performance units by $8.10 (the closing price of a share on the grant date of April 1, 2015).

(8)
This amount reflects the aggregate grant date fair value of service units, calculated by multiplying (i) 1,039,360 service units by $8.64 (the closing price of a share on the grant date of January 23, 2015), (ii) 22,208 service units by $8.97 (the closing price of a share on the grant date of February 2, 2015) and (iii) 35,339 service units by $8.10 (the closing price of a share on the grant date of April 1, 2015).

(9)
This amount reflects the aggregate grant date fair value of performance units, assuming achievement of the performance condition at the target performance level, calculated by multiplying (i) 738,926 performance units by $8.64 (the closing price of a share on the grant date of January 23, 2015), (ii) 7,403 performance units by $8.97 (the closing price of a share on the grant date of February 2, 2015) and (iii) 22,685 performance units by $8.10 (the closing price of a share on the grant date of April 1, 2015).

(10)
This amount reflects the aggregate grant date fair value of performance units, assuming achievement of the performance condition at the maximum performance level, calculated by multiplying (i) 1,476,592 performance units by $8.64 (the closing price of a share on the grant date of January 23, 2015), (ii) 14,806 performance units by $8.97 (the closing price of a share on the grant date of February 2, 2015) and (iii) 45,370 performance units by $8.10 (the closing price of a share on the grant date of April 1, 2015).

Equity Compensation Plan Information

        For the information required by Item 201(d) of Regulation S-K under the Exchange Act, see "Equity Compensation Plan Information" below.

Vote Required

        The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 4. Abstentions shall be treated as votes cast.

Recommendation

        The Board unanimously recommends a vote "FOR" the approval of Proposal 4. If not otherwise specified, proxies will be voted "FOR" Proposal 4.

BOARD OF DIRECTORS, BOARD MEETINGS AND COMMITTEES

Board Composition

        As of the date of this Proxy Statement, our Board has eleven directors and six standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Health, Safety, Environmental and Security Committee, the External Affairs & Political Risk Committee and the Exploration Assurance Committee. Our bye-laws provide that the Board shall consist of not less than five directors and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. No decrease in the number of directors may shorten the term of any incumbent director.

        The Board currently consists of a single class of directors, each serving a one-year term. Once our controlling shareholders (as defined below in "—Committees of the Board of Directors"), in the aggregate, no longer beneficially own more than 50% of the issued and outstanding common shares, the Board will be divided into three classes of directors designated as Class I, Class II and Class III, with each class as nearly equal in number as possible, serving staggered three-year terms.

Board Leadership Structure

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board's leadership structure on an annual basis.

        In connection with the appointment of Mr. Andrew G. Inglis as our Chairman and Chief Executive Officer in March 2014, the Board has determined that the optimal Board leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer. The Board has determined that this leadership structure is optimal for us because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership.

        The Board does not currently have a standing presiding director, though it may designate a director as the presiding director to lead the meetings of the independent directors, if it deems appropriate, in accordance with the principles set out in our Corporate Governance Guidelines.

Director Independence

        We have availed ourselves of the "controlled company" exception under the NYSE rules, which exempts us from the requirements that an NYSE-listed company must have a majority of independent directors on its Board and that its Compensation and Nominating and Corporate Governance Committees be composed entirely of independent directors.

        In any event, the Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the Board has determined that Dr. Wright, Sir Richard B. Dearlove and Messrs. Ogunlesi, Thunell and Tong are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. There are no family relationships among any of our executive officers, directors or nominees for director.

        Our controlling shareholders currently own a number of our common shares sufficient to elect all of the members of the Board without the approval of any other shareholder.

Board's Role in Risk Oversight

        Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each.

        Under its charter, the Audit Committee reviews and discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. In addition, the Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting, tax and legal matters as well as liquidity risks and guidelines and policies and procedures for monitoring and mitigating risks.

        Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year in relation to specific proposed actions. The Board's other standing Committees—Compensation, Nominating and Corporate Governance, Health, Safety, Environmental and Security, External Affairs & Political Risk and Exploration Assurance—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. See "Executive Compensation—Compensation Risk Assessment" below. The Board is kept abreast of its Committees' risk oversight and other activities through reports of the Committee chairmen to the full Board.

        Specifically relating to enterprise risk management during 2014, the Company performed an enterprise risk assessment to identify key risks and assess procedures for managing, monitoring and mitigating risks. The Audit Committee met with management and the Company's enterprise risk management consultant regarding this process.

Meetings of the Board of Directors and Committees

        The Board held five meetings during fiscal 2014 and took action by unanimous written consent on five occasions. During fiscal 2014, no director attended fewer than 75% of the aggregate total number of meetings of the Board held during the period in which he was a director and of the total number of meetings held by all of the Committees of the Board on which he served. During 2014, we had six standing Committees of the Board—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Health, Safety, Environmental and Security Committee, the External Affairs & Political Risk Committee and the Exploration Assurance Committee. We expect, but do not require, our directors to attend our annual general meetings of shareholders.

        The following table shows the membership of, and number of meetings held by, the Board and each standing Committee during the fiscal year ended December 31, 2014:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health, Safety Environmental and Security Committee	External Affairs & Political Risk Committee	Exploration Assurance Committee	Board of Directors
Andrew G. Inglis(1)			X	X		X	Chair
John R. Kemp III(1)			X				Chair
Sir Richard B. Dearlove	X				Chair		X
David I. Foley							X
David B. Krieger							X
Joseph P. Landy		X	X				X
Brian F. Maxted					X	X	X
Prakash A. Melwani		Chair	X				X
Adebayo ("Bayo") Ogunlesi	X	X	Chair				X
Lars H. Thunell	X				X		X
Chris Tong	Chair			X		X	X
Christopher A. Wright				Chair		Chair	X
Number of Meetings in 2014	5	2	1	4	2	3	5
Action by Written Consent in 2014	1	2	1	0	0	0	5

(1)
Mr. Kemp resigned from our Board, including the Nominating and Corporate Governance Committee, effective as of February 28, 2014. Mr. Inglis, our Chief Executive Officer, was appointed Chairman of our Board, effective as of March 1, 2014.

Committees of the Board of Directors

        We are a "controlled company," as that term is set forth in Section 303A of the NYSE Listed Company Manual, because more than 50% of our voting power is held by funds affiliated with Warburg Pincus and The Blackstone Group (together with their respective affiliates, our "controlling shareholders"), acting as a group. Under the NYSE rules, a "controlled company" may elect not to comply with certain NYSE corporate governance requirements, including (1) the requirement that a majority of the Board consist of independent directors, (2) the requirement that the Nominating and Corporate Governance Committee be composed entirely of independent directors with a written charter addressing the Committee's purpose and responsibilities, (3) the requirement that the Compensation Committee be composed entirely of independent directors with a written charter addressing the Committee's purpose and responsibilities and (4) the requirement for an annual performance evaluation of the Nominating and Corporate Governance and Compensation Committees.

        We have elected to be treated as a "controlled company" and thus avail ourselves of these exemptions. As a result, although we have adopted charters for our Audit, Nominating and Corporate Governance, and Compensation Committees and intend to conduct annual performance evaluations of these Committees, our Board does not consist of a majority of independent directors, nor do our Nominating and Corporate Governance and Compensation Committees consist entirely of independent directors. Accordingly, so long as we are a "controlled company," you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE.

        As of April 28, 2015, our Board has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Health, Safety, Environmental and Security Committee, External Affairs & Political Risk Committee and Exploration Assurance Committee, and may have such other committees as the Board shall determine from time to time. Each of the standing Committees of the Board has the composition and responsibilities described below.

        Audit Committee.    Our Audit Committee is a separately designated standing Committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Messrs. Ogunlesi, Tong and Thunell and Sir Richard B. Dearlove, each of whom our Board has determined is financially literate. Mr. Tong is the Chairman of this Committee. Our Board has determined that Mr. Tong is an "audit committee financial expert" as described in Item 407(d)(5) of Regulation S-K, and that Messrs. Ogunlesi, Tong and Thunell and Sir Richard B. Dearlove are "independent directors" as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. Our Audit Committee is authorized to:

  •
  recommend, through the Board, to the shareholders on the appointment and termination (subject to Bermuda law) of our independent auditors;

  •
  review the proposed scope and results of the audit;

  •
  review and pre-approve the independent auditors' audit and non-audit services rendered;

  •
  approve the audit fees to be paid (subject to authorization by our shareholders to do so);

  •
  review accounting and financial controls with the independent auditors and our financial and accounting staff;

  •
  review and approve transactions between us and our directors, officers and affiliates;

  •
  recognize and prevent prohibited non-audit services;

  •
  establish procedures for complaints received by us regarding accounting matters;

  •
  oversee internal audit functions;

  •
  oversee the resource and reserve process, including the external reporting of resource and reserve information; and

  •
  prepare the report of the Audit Committee that SEC rules require to be included in this Proxy Statement.

        The Audit Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 (as amended on April 3, 2012) and is reviewed annually. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2014, the Audit Committee held five meetings and took action by unanimous written consent on one occasion. The Audit Committee was formed in connection with our initial public offering ("IPO").

        Compensation Committee.    The current members of our Compensation Committee are Messrs. Landy, Melwani and Ogunlesi. Mr. Melwani is the Chairman of this Committee. The Compensation Committee is authorized to, among other things:

  •
  review and approve the compensation arrangements for our executive officers, including the compensation for our Chief Executive Officer;

  •
  review and approve compensation for our directors;

  •
  periodically review, in consultation with our Chief Executive Officer, our management succession planning;

  •
  review and evaluate our executive compensation and benefits policies generally, including review and recommendation of any incentive compensation and equity-based plans;

  •
  prepare the report of the Compensation Committee that SEC rules require to be included in the Proxy Statement or Annual Report on Form 10-K, review and discuss the Company's Compensation Discussion and Analysis with management and provide a recommendation to the Company's Board regarding the inclusion of the Compensation Discussion and Analysis in the Proxy Statement or Form 10-K;

  •
  retain and terminate any advisors, including any compensation consultants, and approve any such advisors' fees and other retention terms; and

  •
  delegate its authority to subcommittees or the Chairman of the Committee when it deems it appropriate and in the best interests of the Company.

        The Compensation Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2014, the Compensation Committee held two regularly convened meetings and took action by unanimous written consent on two occasions. The Compensation Committee was formed in connection with our IPO.

        Nominating and Corporate Governance Committee.    The members of our Nominating and Corporate Governance Committee are Messrs. Inglis, Landy, Melwani and Ogunlesi. Mr. Ogunlesi is the Chairman of this Committee. Our Nominating and Corporate Governance Committee is authorized to:

  •
  identify and nominate members for election to the Board;

  •
  develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

  •
  oversee the evaluation of the Board and management.

        The Nominating and Corporate Governance Committee's responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011, and is reviewed annually. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2014, the Nominating and Corporate Governance Committee held one meeting and took action by unanimous written consent on one occasion. The Nominating and Corporate Governance Committee was formed in connection with our IPO.

        Health, Safety, Environmental and Security Committee.    The members of our Health, Safety, Environmental and Security Committee are Messrs. Inglis, Tong and Dr. Wright. Dr. Wright is the Chairman of this Committee. The principal responsibilities of this Committee are to:

  •
  monitor the establishment of goals and targets for health, safety and environmental performance;

  •
  monitor medium- and long-term performance versus targets and objectives and work with management to review health, safety and environmental standards, policies and procedures and make improvements accordingly;

  •
  review emergency and incident response plans; and

  •
  monitor the identification, management and mitigation of major health, safety and environmental risks.

        The Health, Safety, Environmental and Security Committee's responsibilities are set forth in its charter, which was approved by the Board on May 11, 2012 and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2014, the Committee held four meetings and did not take any action by unanimous written consent. The Committee was formed in March 2011.

        External Affairs & Political Risk Committee.    This Committee was formed as a standing committee of the Board in April 2014. Prior to this, the External Affairs & Political Risk Committee operated as an ad hoc committee of the Board. The Board members of our External Affairs & Political Risk Committee are Messrs. Maxted and Thunell and Sir Richard B. Dearlove. Sir Richard B. Dearlove is the Chairman of this Committee. The principal responsibilities of this Committee are to:

  •
  review, consider revisions to and monitor the conduct and performance relating to the Company's corporate responsibility policies;

  •
  monitor engagement with external corporate responsibility organizations and public policy initiatives;

  •
  monitor the Company's process of analyzing social, political and reputational risk and assess the Company's efforts to manage or mitigate such risk at key milestones in the business cycle, including new country entry;

  •
  review the Company's external affair contingency plans in place for material social, political and reputational risk events;

  •
  annually monitor the corporate social investment programs in which the Company is currently engaged; and

  •
  annually receive and review the Company's corporate responsibility report and recommend the approval of such report to the Board.

        The External Affairs & Political Risk Committee's responsibilities are set forth in its charter, which was approved by the Board on April 14, 2014 and is reviewed annually. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2014, the External Affairs & Political Risk Committee held two meetings and did not take any action by unanimous written consent.

        Exploration Assurance Committee.    This Committee was formed as a standing committee of the Board in April 2014. The Board members of our Exploration Assurance Committee are Messrs. Inglis, Maxted, Tong and Dr. Wright. Dr. Wright is the Chairman of this Committee. The principal responsibilities of this Committee are to:

  •
  review the overall objectives of the Company's exploration business in the context of the Company's long range plan, as well as the exploration strategy and related plans and annual exploration plan, and evaluate the inherent subsurface and commercial risks therein;

  •
  regularly evaluate the implementation of the annual exploration business plans and review the identification and evaluation of business risks/threats to exploration plan delivery and the mitigating actions proposed by the Company;

  •
  review all potential significant exploration and new ventures business transactions; and

  •
  review the evaluation of the Company's operated and non-operated exploration assets and monitor the exploration organization and new ventures technical and commercial workflows and processes.

        The Exploration Assurance Committee's responsibilities are set forth in its charter, which was approved by the Board on April 14, 2014 and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. During fiscal 2014, the Exploration Assurance Committee held three meetings and did not take any action by unanimous written consent.

Nomination of Directors

        The nominees for election to the Board at the annual general meeting were formally nominated by the Nominating and Corporate Governance Committee and such nominations were approved by the full Board. Although the Board will consider nominees recommended by shareholders, the Board has not established any specific procedures for shareholders to follow to recommend potential director nominees for consideration. At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any specific written procedures for identifying and evaluating potential director nominees or any minimum qualifications or skills for directors, although we generally consider a nominee's diversity, experience, industry knowledge and background. To ensure we have a diverse group of potential director nominees for consideration, our nominee search includes candidates from both corporate positions beyond the executive suite and from non-corporate environments (e.g., government, academia and non-profit organizations), and includes both male and female candidates. The Board does not deem it necessary to adopt specific written procedures because we are a "controlled company" under NYSE rules. As discussed below under "Shareholders Agreement," certain directors are nominated based on contractual obligations in our shareholders agreement with affiliates of our controlling shareholders.

Compensation Committee Interlocks and Insider Participation

        The current members of our Compensation Committee are Messrs. Landy, Melwani and Ogunlesi. Mr. Melwani is the Chairman of the Committee. No member of the Compensation Committee has been at any time an employee or an officer of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. Messrs. Landy and Melwani have directed that the fees they are entitled to receive as compensation for serving on our Board be paid or remitted to our controlling shareholders. See "Certain Relationships and Related Transactions" and "Director Compensation—2014 Director Compensation" below.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this Code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary. The Code of Business Conduct and Ethics is also available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.kosmosenergy.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Corporate Governance Guidelines. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Dallas, Texas 75231, Attention: Corporate Secretary. The Corporate Governance Guidelines are also available under the Corporate Governance link on the Investors' page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to the Corporate Governance Guidelines on our website at www.kosmosenergy.com.

Shareholders Agreement

        We have entered into a shareholders agreement with affiliates of our controlling shareholders pursuant to which our controlling shareholders, collectively, have the right to currently designate six members of our Board. Each controlling shareholder has the right to designate: (i) three directors (or 25% of the Board, rounded to the nearest whole number) if it owns 20% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders and 50% or more of the common shares owned by such controlling shareholder immediately prior to the consummation of the IPO; and (ii) one director (or 12.5% of the Board, rounded to the nearest whole number) if it owns 7.5% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders. Under the shareholders agreement, subject to the corporate governance requirements of the NYSE, and for as long as our controlling shareholders constitute a group that beneficially owns more than 50% of the Company's voting power, our controlling shareholders will have the right to designate 50% of the members of the Nominating and Corporate Governance Committee and a majority of the members of the Compensation Committee. After our controlling shareholders no longer constitute a group beneficially owning more than 50% of the Company's voting power, each controlling shareholder entitled to designate a director will have the right to nominate one of its director designees to each Committee of the Board (other than the Audit Committee). A controlling shareholder will cease to have the right to designate committee members in the event that the controlling shareholder holds less than 7.5% of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders.

Communications with the Board

        Shareholders and other interested parties may communicate directly with our Board by sending a written communication in an envelope addressed to: Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Board.

        Shareholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Board of Directors (Independent Members), c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the independent directors.

        Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. To submit a complaint, you may send a written communication in an envelope addressed to: Audit Committee, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. Any such complaints received or submitted will be promptly forwarded by the Corporate Secretary to Chris Tong, an independent director and Chairman of the Audit Committee, to take such action as may be appropriate.

        Shareholders and other interested parties may communicate directly with our Chairman of the Board by sending a written communication in an envelope addressed to: Chairman of the Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Chairman of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a description of the transactions we have engaged in since January 1, 2014 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

        Effective October 1, 2011, as amended effective as of January 1, 2012, January 1, 2013 and October 1, 2013, we entered into a consulting agreement with Mr. Kemp pursuant to which he received compensation for consulting services to the Company that we reasonably requested from time to time. Effective February 28, 2014, Mr. Kemp resigned from the Board and also ceased providing the Company with consulting services. See "Director Compensation—2014 Director Compensation—Consulting Agreement with Mr. Kemp" below.

        Messrs. Foley, Krieger, Landy and Melwani have directed that the fees they are entitled to receive as compensation for serving on our Board be paid or remitted to our controlling shareholders. See "Board of Directors, Board Meetings and Committees—Compensation Committee Interlocks and Insider Participation" above and "Director Compensation—2014 Director Compensation" below.

Procedures for Review of Transactions with Related Persons

        We have adopted a set of written related-party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related-party transactions, including any loans between us, our controlling shareholders and our affiliates, but excluding compensation arrangements, require approval by our Nominating and Corporate Governance Committee, after considering all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party's direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our shareholders' best interests. There have been no related-party transactions since the adoption of related-party transaction policies where such policies were not followed.

 STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2014.

        To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2014, with the exception of two Forms 4 relating to two transactions that were filed late for Mr. Maxted (one transaction) and Mr. Doughty (one transaction).

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth certain information with respect to the beneficial ownership of our common shares, on a fully-diluted basis, as of March 13, 2015, for:

  •
  each of our named executive officers;

  •
  each of our directors;

  •
  each of our director nominees;

  •
  all of our executive officers and directors as a group; and

  •
  each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of ownership is based on 387,588,736 common shares issued and outstanding on March 13, 2015. The information in the table below concerning security ownership of beneficial owners is based on filings made by such persons with the SEC.

        Except as indicated in the footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all common shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Sir Richard B. Dearlove(5)	11,650	*
David I. Foley(1)	—	—
David Krieger(2)	—	—
Joseph P. Landy(2)	—	—
Prakash A. Melwani(1)	—	—
Adebayo O. Ogunlesi(6)	1,382,251	*
Lars H. Thunell(7)	11,650	*
Chris Tong(8)	86,038	*
Christopher A. Wright(9)	680,442	*
Andrew G. Inglis(10)	156,643	*
Thomas P. Chambers(11)	103,125	*
Brian F. Maxted(12)	10,712,563	2.76%
W. Greg Dunlevy(13)	7,259,012	1.87%
Christopher J. Ball(14)	85,355	*
Jason E. Doughty(15)	244,476	*
Eric J. Haas(16)	340,039	*
All directors and executive officers as a group (18 individuals)(17)	15,310,797	3.95%
Five Percent Shareholders
Warburg Pincus Funds(2)	118,008,651	30.45%
Blackstone Funds(1)	96,552,512	24.91%
Hotchkis & Wiley Capital Management, LLC(3)	27,397,014	7.07%
SailingStone Capital Partners LLC(4)	21,276,315	5.49%

*
Less than one percent.

(1)
Based on a Form 4 filed on October 10, 2014, the Blackstone Funds (as hereinafter defined) are comprised of the following entities: Blackstone Capital Partners (Cayman) IV L.P. ("BCP Cayman IV"), Blackstone Capital Partners (Cayman) IV-A L.P. ("BCP Cayman IV-A"), Blackstone Family Investment Partnership (Cayman) IV-A L.P. ("BFIP"), Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P. ("BFIP SMD") and Blackstone Participation Partnership (Cayman) IV L.P. ("BPP", together with BCP Cayman IV, BCP Cayman IV-A, BFIP and BFIP SMD, the "Blackstone Funds"). The Blackstone Funds beneficially own (i) 90,424,370 shares, which are held by BCP Cayman IV, (ii) 1,474,644 shares, which are held by BCP Cayman IV-A, (iii) 2,394,968 shares, which are held by BFIP, (iv) 1,988,529 shares, which are held by BFIP SMD and (v) 270,001 shares, which are held by BPP. The general partner of BFIP SMD is Blackstone Family GP L.L.C., which is wholly owned by Blackstone's senior managing directors and controlled by Mr. Stephen A. Schwarzman, its founder. The general partner of BCP Cayman IV and BCP Cayman IV-A is Blackstone Management Associates (Cayman) IV L.P. ("BMA"). BCP IV GP L.L.C ("BCP IV") is the general partner of BMA, BFIP and BPP. Blackstone Holdings III L.P. is the sole member of BCP IV. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Mr. Foley and Mr. Melwani are Senior Managing Directors of Blackstone Group Management L.L.C. and neither is deemed to beneficially own the shares beneficially owned by the Blackstone Funds. The address of each of the Blackstone Funds, Mr. Stephen A. Schwarzman and each of the other Blackstone entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(2)
Based on a Schedule 13G/A filed on November 13, 2014, the Warburg Pincus Funds are comprised of the following entities: Warburg Pincus International Partners, L.P., a Delaware limited partnership ("WPIP"), and two affiliated partnerships who collectively hold 59,004,331 shares, and Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"), and two affiliated partnerships who collectively hold 59,004,320 shares. The total number of shares reported by WPIP includes 2,360,177 shares that are owned by its affiliated partnership Warburg Pincus Netherlands International Partners C.V. I, a company incorporated under the laws of the Netherlands, and 87,322 shares that are owned by its affiliated partnership WP-WPIP Investors, L.P., a Delaware limited partnership. WPIP expressly disclaims beneficial ownership with respect to any common shares other than the common shares owned of record by WPIP. The total number of shares reported by WP VIII includes 1,657,894 shares that are owned by its affiliated partnership Warburg Pincus Netherlands Private Equity VIII, C.V. I, a company incorporated under the laws of the Netherlands, and 165,357 shares that are owned by its affiliated partnership WP-WPVIII Investors, L.P., a Delaware limited partnership. WP VIII expressly disclaims beneficial ownership with respect to any shares other than the shares owned of record by WP VIII. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners LP"), is the general partner of WPIP and WP VIII. Warburg Pincus Partners GP, LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners LP. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. WPIP and WP VIII are managed by Warburg Pincus, LLC, a New York limited liability company ("WP LLC"). Mr. Landy and Mr. Krieger are Directors of Kosmos. Mr. Landy is a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC. Mr. Krieger is a Partner of WP and a Managing Director and Member of WP LLC. All shares indicated as owned by Messrs. Landy and Krieger are included because of their affiliation with the Warburg Pincus Funds. Charles R. Kaye is also a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC and, together with Mr. Landy, may be deemed to control the Warburg Pincus Funds. Messrs. Kaye, Landy and Krieger disclaim beneficial ownership of all shares held by the Warburg Pincus Funds. The address of the Warburg Pincus Funds, Mr. Kaye and each of the other Warburg Pincus entities listed in this footnote is 450 Lexington Avenue, New York, New York 10017.

(3)
Based on a Schedule 13G filed on February 13, 2015, Hotchkis & Wiley Capital Management, LLC ("HWCM") exercises sole voting power over 21,361,314 shares and sole dispositive power over 27,397,014 shares. According to the Schedule 13G, certain of HWCM's clients have retained voting power over the common shares that they beneficially own. Accordingly, HWCM has the power to dispose of more common shares than it can vote. The address for HWCM is 725 S. Figueroa Street 39th Floor, Los Angeles, California 90017.

(4)
Based solely on a Form 13F-HR filed by SailingStone Capital Partners LLC on January 13, 2015 reporting stock ownership as of December 31, 2014.

(5)
Excludes restricted share units held by Sir Richard B. Dearlove.

(6)
Excludes restricted share units held by Mr. Ogunlesi.

(7)
Excludes restricted share units held by Mr. Thunell.

(8)
Includes 1,000 common shares held by Mr. Tong's spouse. Excludes restricted share units held by Mr. Tong.

(9)
Excludes restricted share units held by Dr. Wright.

(10)
Includes (i) 32,143 restricted share units held by Mr. Inglis that are scheduled to vest within 60 days of March 13, 2015 (on April 1, 2015) and (ii) 124,500 restricted shares held by Mr. Inglis.

(11)
Includes 103,125 restricted shares held by Mr. Chambers. Excludes restricted share units held by Mr. Chambers.

(12)
Includes (i) 1,383,618 restricted shares held by Mr. Maxted, (ii) 6,729,864 common shares held by Maxted Family Investments, Ltd., an entity of which Mr. Maxted is a beneficial owner, (iii) 474,625 shares held by Maxted Holdings, LLC, an entity of which Mr. Maxted is a beneficial owner and (iv) 1,161,576 shares held by Mr. Maxted's spouse. Excludes restricted share units held by Mr. Maxted.

(13)
Includes (i) 776,470 restricted shares held by Mr. Dunlevy and (ii) 1,385,824 common shares held by 2008 Carnegie, Ltd., an entity of which Mr. Dunlevy is a beneficial owner.

(14)
Includes 64,370 restricted shares held by Mr. Ball. Excludes restricted share units held by Mr. Ball.

(15)
Includes 148,157 restricted shares held by Mr. Doughty and excludes restricted share units held by Mr. Doughty.

(16)
Includes (i) 110,862 restricted shares held by Mr. Haas, (ii) 113,166 restricted shares held by Alaminos, L.P. ("Alaminos"), an entity of which Mr. Haas is a beneficial owner, (iii) 94,768 common shares held by Alaminos and (iv) 100 common shares held jointly by Mr. Haas and his minor daughter. Excludes restricted share units held by Mr. Haas.

(17)
Includes restricted shares held by two of our executive officers who are not our named executive officers, as follows: (i) 318,827 restricted shares held by Marvin M. Garrett and (ii) 49,125 restricted shares held by Paul M. Nobel. Excludes restricted share units held by our executive officers who are not our named executive officers. Excludes the number of shares beneficially owned by Mr. Dunlevy, as he was no longer an executive officer of the Company on March 13, 2015.

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position
Andrew G. Inglis	56	Chairman and Chief Executive Officer
Thomas P. Chambers	59	Senior Vice President and Chief Financial Officer
Brian Maxted	57	Chief Exploration Officer
Michael J. Anderson	54	Senior Vice President, Government and External Affairs
Christopher J. Ball	47	Senior Vice President, Planning and Business Development
Jason E. Doughty	50	General Counsel and Senior Vice President, Legal, Human Resources and Administration
Marvin M. Garrett	59	Senior Vice President, Drilling
Eric J. Haas	51	Senior Vice President, Production and Development
Paul M. Nobel	47	Senior Vice President and Chief Accounting Officer

        Andrew G. Inglis has served as our Chairman and Chief Executive Officer since March 1, 2014. For Mr. Inglis' biographical information, please see "Proposal 1—Election of Directors—Information About the Nominees" above.

        Thomas P. Chambers has served as our Senior Vice President and Chief Financial Officer since November 5, 2014. Mr. Chambers joined Kosmos in 2014 after serving as Senior Vice President, Finance at Apache Corporation, an oil and gas exploration and production company with domestic and international operations. Mr. Chambers previously served as Apache Corporation's Executive Vice President and Chief Financial Officer since November 2010, Vice President—Corporate Planning and Investor Relations since March 2009, Vice President—Corporate Planning since September 2001 and Director of Corporate Planning since March 1995. Prior to joining Apache Corporation, Mr. Chambers was in the international business development group at Pennzoil Exploration and Production, having held a variety of management positions with the BP plc group of companies from 1981 to 1992. Mr. Chambers is a member of the Society of Petroleum Engineers, serves on the advisory board of Houston Foundation for Life and is a member of the Board of Trustees of Notre Dame College of Ohio.

        Brian F. Maxted served as our Chief Executive Officer from January 2011 to February 28, 2014 and has served as our Chief Exploration Officer since March 1, 2014 and Director since January 2011. For Mr. Maxted's biographical information, please see "Proposal 1—Election of Directors—Information About the Nominees" above.

        Michael J. Anderson joined Kosmos on March 5, 2015 and serves as our Senior Vice President, Government and External Affairs. Prior to joining Kosmos, Mr. Anderson served as Director General for the International and Immigration Policy Group in the Home Office of the United Kingdom since 2011. Mr. Anderson previously served as Director General for Strategy, Green Economy, Corporate Services at the United Kingdom Department for Environment, Food and Rural Affairs (DEFRA) from 2009 to 2011, Director General of the Climate Change Group and a Member of the Management Board at DEFRA and the United Kingdom Department of Energy and Climate Change (DECC) from 2007 to 2009, and Principal Private Secretary to the Lord Chancellor and Secretary of State and Director of Strategy and Communication at the Ministry of Justice from 2003 to 2007. Prior to 2003, Mr. Anderson worked as Senior Political Officer in the UK Mission to the United Nations, as Principal Private Secretary to Chiefs of the British Secret Intelligence Service (MI6) and as Political Officer in the UK Delegation to the Conference on Disarmament in Geneva. He earned a Bachelor of Arts degree from Trinity College, Cambridge University.

        Christopher J. Ball has served as our Senior Vice President, Planning and Business Development since August 2013. Mr. Ball joined Kosmos in July 2013 after serving as Vice President, Business

Development for the upstream unit of Mubadala Development Company PJSC, a company based in Abu Dhabi, United Arab Emirates. Previously, he was Senior Vice President of Occidental Development Company and President and General Manager of Occidental Middle East Development Company, where he was responsible for business development activities in the Caspian, the Middle East, and North Africa. During his tenure at Occidental, Mr. Ball led and facilitated numerous successful new business activities including the company's acquisition of concessions in Angola, Nigeria, and Suriname. He also worked in the commercial and mergers & acquisitions arena at Texaco in Houston, London, and New York and in upstream asset development and management at Amoco Corporation in London. Mr. Ball earned a Bachelor of Science degree in mechanical engineering from Brunel University in London.

        Jason E. Doughty has served as our General Counsel and Senior Vice President, Legal, Human Resources and Administration since May 2014 and as our General Counsel since September 2011. Mr. Doughty spent more than 11 years with ConocoPhillips in various leadership roles, including serving as Deputy General Counsel, Americas Exploration and Production. During his tenure with ConocoPhillips, he was responsible for the company's commercial litigation and international arbitration efforts, the Lower 48 and Latin America E&P legal group and the Indonesia legal group. Previously, Mr. Doughty was an attorney with ExxonMobil in Houston and a commercial litigation attorney in private practice in Santa Fe, New Mexico. He earned a Juris Doctor from the University of Houston Law Center, a Master's Degree in Business Administration from the University of Texas at Austin and a Bachelor of Science in Finance from Louisiana Tech University. He is a member of the State Bar of Texas.

        Marvin M. Garrett has served as our Senior Vice President, Drilling since May 2014 and as our Senior Vice President, Operations and Development between 2012 and 2014, prior to which he served as our or KEH's Senior Vice President, Production and Operations between 2010 and 2012 and KEH's Senior Vice President of Operations and Development from January 2006. Before joining Kosmos in January 2006, Mr. Garrett was the Vice President of Operations for Triton Energy, where he led the development of the deepwater Ceiba oil field discovery offshore Equatorial Guinea and managed that company's drilling programs in Argentina, Colombia, China, Ecuador, Greece, Guatemala and Italy. Mr. Garrett has 36 years of experience managing oil and gas drilling, production and development activities worldwide. Mr. Garrett holds a Bachelor of Science degree in Petroleum Engineering from the University of Louisiana-Lafayette.

        Eric J. Haas has served as our Senior Vice President, Production and Development, since January 2014 and as our Senior Vice President, Production and Technical Services from January 2013 to January 2014. Mr. Haas joined Kosmos in February 2008 to lead a team in the appraisal and development of the Jubilee Field in Ghana. Prior to joining Kosmos, he spent nearly 25 years at Hess Corporation, a global integrated energy company involved in exploring and developing crude oil and natural gas, manufacturing refined petroleum products and marketing and trading refined petroleum products, natural gas and electricity where he held various positions and was responsible for numerous production and development projects in the Gulf of Mexico, Northwest Europe, Russia, North Africa and West Africa. Mr. Haas holds a Bachelor of Science in Petroleum Engineering from New Mexico Institute of Mining and Technology.

        Paul M. Nobel has served as our Senior Vice President and Chief Accounting Officer since July 2012. From June 2006 to July 2012, Mr. Nobel held the position of Senior Vice President, Chief Accounting Officer of World Fuel Services Corporation, a multi-billion dollar global fuel logistics company, and also concurrently held multiple other financial leadership positions during that time at World Fuel Services, including Senior Vice President, Finance—EMEA, Senior Vice President, Finance, of the company's land segment, Senior Vice President, Audit and Business Controls, Senior Vice President—Treasurer and Senior Vice President—Corporate Finance. From July 2005 to June 2006, Mr. Nobel held the position of Senior Vice President, Corporate Finance of World Fuel Services Corporation. He earned a Bachelor of Science degree from Florida State University and is a Certified Public Accountant.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis ("CD&A")

        This CD&A describes our executive compensation philosophy, process and objectives and the elements of our 2014 compensation program for our named executive officers and gives the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. For 2014, our named executive officers were:

  •
  Andrew G. Inglis, Chairman and Chief Executive Officer;

  •
  Thomas P. Chambers, Senior Vice President and Chief Financial Officer;

  •
  Brian F. Maxted, Chief Exploration Officer (and former Chief Executive Officer);

  •
  W. Greg Dunlevy, Special Advisor to the Chairman (and former Executive Vice President and Chief Financial Officer);

  •
  Christopher J. Ball, Senior Vice President, Planning and Business Development;

  •
  Jason E. Doughty, General Counsel and Senior Vice President, Legal, Human Resources and Administration; and

  •
  Eric J. Haas, Senior Vice President, Production and Development.

        Effective as of March 1, 2014, Mr. Inglis was appointed Chairman of the Board and Chief Executive Officer, and Mr. Maxted, our then-Chief Executive Officer and one of our founding partners, was appointed Chief Exploration Officer. Mr. Maxted continues to serve on the Board. In addition, effective as of November 5, 2014, Mr. Chambers was appointed Senior Vice President and Chief Financial Officer in connection with the planned retirement in June 2015 of Mr. Dunlevy, our then-Executive Vice President and Chief Financial Officer and one of our founding partners. During the period between Mr. Chambers' appointment and Mr. Dunlevy's retirement, Mr. Dunlevy is acting in an advisory role to Mr. Inglis and assisting with the orderly transition of the duties of Chief Financial Officer to Mr. Chambers.

    Executive Summary

        In 2014, we continued to grow as a public company after undergoing a corporate reorganization and IPO in 2011. We enjoyed considerable success during this relatively early stage in our development focusing on identifying prospects that may contain oil or gas, acquiring the rights to explore and develop them and maximizing production from our discoveries. As we continue to mature as a public company, we are dedicated to securing the value of our asset base, and are focused both on production from our existing assets in Ghana and on exploration and opening a new frontier of petroleum systems. Below we have highlighted some of the key aspects of our 2014 results and the compensation paid to our named executive officers to incentivize and reward performance in 2014 and future years.

  2014 Business Highlights

        In 2014, we delivered the following financial, operating and strategic performance, focused on positioning the Company successfully for future and ongoing value creation:

  •
  We experienced no lost time injuries in 2014, and all other health, safety, environment and security ("HSES") targets were achieved.

  •
  Gross production from the Jubilee Field averaged approximately 102,000 barrels of oil per day, exceeding target.

  •
  We had nine liftings of oil totaling approximately 8.7 million barrels from the Jubilee field resulting in revenues of nearly $855.9 million. Our average realized price per barrel was $98.06.

  •
  Our cash general and administrative expenses were approximately $60 million, 33% lower than the prior year.

  •
  In early 2014, we deepened a Jubilee Field development well to further appraise the Mahogany discovery, which confirmed an extension of the Mahogany discovery.

  •
  In the first quarter of 2014, we closed a farm-out agreement with Capricorn Exploration and Development Company Limited, a wholly owned subsidiary of Cairn Energy PLC, covering the Cap Boujdour Offshore block, offshore Western Sahara. After giving effect to the farm-out, our participating interest in the Cap Boujdour Offshore block is 55.0% and we remain the operator.

  •
  We received final governmental approvals for entering the Tarhazoute Offshore block in early 2014. We are in the initial exploration phase of the petroleum contract, which comprises 1.9 million acres.

  •
  In the first quarter of 2014, we closed three farm-out agreements with BP Exploration (Morocco) Limited, a wholly owned subsidiary of BP plc covering our three blocks in the Agadir Basin, offshore Morocco. The proceeds of the farm-outs were $56.9 million. After giving effect to these farm-outs, our participating interests are 30%, 29.9% and 30% in the Essaouira Offshore, Foum Assaka Offshore and Tarhazoute Offshore blocks, respectively, and we remain the operator.

  •
  In the second quarter of 2014, we drilled the Foum Assaka well in the Agadir Basin, offshore Morocco, safely and on budget.

  •
  In May 2014, we strengthened the Senior Leadership Team and restructured the organization to deliver the corporate plan.

  •
  In May 2014, we completed a 3D seismic program of approximately 940 square kilometers over the Tweneboa, Enyenra, and Ntomme ("TEN") development and Wawa appraisal areas in the Deepwater Tano Block.

  •
  In July 2014, we completed a 3D seismic program of approximately 4,300 square kilometers over the Tarhazoute Offshore and Essaouira Offshore blocks.

  •
  In August 2014, we entered into a farm-in agreement with Repsol Exploración, S.A., to acquire a non-operated interest in the Camarao, Ameijoa, Mexilhao and Ostra blocks offshore Portugal. Following the completion of the acquisition, our participating interest in the blocks is 31%.

  •
  In August 2014, we entered into a farm-in agreement with Timis Corporation Limited, whereby we acquired a 60% participating interest and operatorship, covering the Cayar Offshore Profond and Saint Louis Offshore Profond blocks offshore Senegal.

  •
  In September 2014, we completed a 3D seismic survey of approximately 5,100 square kilometers over the Cap Boujdour Offshore block. We also commenced a 3D seismic survey of approximately 7,000 square kilometers over the Cayar Offshore Profond and Saint Louis Offshore Profond Contract Areas, which was completed in January 2015.

  Key Compensation Decisions for 2014

        Our compensation program in 2014 was designed to tie our named executive officers' pay directly to Company performance, thereby aligning the executives' interests with those of our shareholders. We believe that our compensation program effectively incentivized our executives to lead the Company to achieve the good performance we experienced in 2014 and will continue to motivate the executives to position us for future growth and success in both the short and long term. Our key compensation decisions included:

  •
  Base Salary.  The Compensation Committee did not increase the base salaries paid to our current named executive officers in 2014 (other than Mr. Doughty) based on its determination that the base salaries were competitive with those paid for similar positions at companies in our peer group. In April 2014, the Compensation Committee approved a 14.2% increase in Mr. Doughty's base salary in connection with his promotion to his current position. As the only fixed component of our compensation program and a relatively small part of our named executive officers' total compensation, base salaries are determined primarily in light of the executive's responsibilities, experience and competitive practice. For details, see "—Analysis of Executive Compensation Decisions—Base Salary" below.

  •
  Annual Cash Bonus.  In April 2014, the Compensation Committee approved a specific list of key performance indicators ("KPIs") against which the Compensation Committee would evaluate the Company's quantitative and qualitative performance. The Compensation Committee approved bonus opportunities for our named executive officers tied to the achievement of the KPIs and each executive's individual performance. In recognition of their critical roles in the success of the Company, the Compensation Committee approved increases in the target bonus opportunities for each of Messrs. Doughty and Haas from 60% to 75% of his base salary. In January 2015, the Committee evaluated performance against the KPIs, considered overall Company performance and each executive's individual performance and approved the payment of cash bonuses to the named executive officers. For details, see "—Analysis of Executive Compensation Decisions—Annual Cash Bonus" below.

  •
  Equity Incentive Awards.  As is customary for our new hires generally, in connection with the commencement of their employment in 2014, Messrs. Inglis and Chambers each received a new hire equity grant consisting of service-vesting restricted share units (which we refer to as "service units") and performance-vesting restricted share units (which we refer to as "performance units") under our Long Term Incentive Plan (the "LTIP"). In addition, in June 2014, our named executive officers (other than Mr. Chambers, who did not join Kosmos until November 2014, and Mr. Dunlevy) received equity grants as part of our annual equity grant process consisting of service units and performance units. As in 2013 and 2012, Mr. Dunlevy—one of our founding partners—did not receive any equity awards in 2014 due to his significant equity stake in Kosmos pre-IPO and the value of the equity grants he received in connection with our IPO. We believe that equity awards (both new and outstanding) serve to retain and incentivize our named executive officers to work toward our continued growth and success. The awards also align the interests of our named executive officers (and other employees) with those of our shareholders, as the ultimate value received depends on the share price on the vesting date and, in the case of the performance units and performance-based restricted shares (which we refer to as "performance shares"), the level of attainment of the specified relative total shareholder return ("TSR") goal. For details on the terms of the equity incentive awards granted in 2014, see "—Analysis of Executive Compensation Decisions—Equity Awards" below.

    Overview

        As a recently public oil and gas exploration and production company, we are focused on maximizing production, developing our discoveries and acquiring, exploring and appraising existing and new opportunities, including identifying, capturing and testing additional high-potential prospects to grow reserves and production. As we move into our "second inning" (i.e., the next phase of frontier exploration drilling), we are committed to strengthening our performance-driven, team-based culture and attracting and retaining top talent that is intensely focused on the successful execution of our strategy. As such, we have designed our executive compensation program to attract and retain highly experienced individuals, as well as to motivate and reward the individuals critical to our mission for their continued efforts to successfully deliver on our business plan. The three principal elements of our executive compensation program have continuously consisted of base salaries, annual cash bonuses and long-term equity incentive awards, with our approach to each of these elements evolving with our stage of development.

  •
  Pre-IPO.  Prior to our IPO, we were a private partnership. To retain, incentivize and reward our named executive officers and other employees, and to maintain a strong ownership culture, we granted profit units representing targeted profit interests in KEH, our partnership predecessor. These profit units comprised a significant portion of our named executive officers' total compensation.

  •
  At IPO.  In connection with our IPO, vested profit units were exchanged for vested common shares and unvested profit units were exchanged for service-vesting restricted shares (which we refer to as "exchange shares"). The exchange shares granted to our named executive officers have since vested. In addition, our named executive officers and other employees received grants of service and performance shares for overseeing our IPO, ensuring a smooth transition between our status as a private partnership and that of a public company and developing existing and identifying new reserve and production opportunities.

  •
  Post-IPO (2012 - 2014).  Following our IPO, our named executive officers were instrumental in overseeing our continued growth, developing existing assets and identifying new reserve and production opportunities. Equity awards, which are designed to ensure a competitive, long-term incentive that directly aligns the interests of our named executive officers with those of our shareholders, continued to represent the most significant portion of our named executive officers' compensation.

    Compensation Program Objectives and Methodology

        The objectives of our executive officer compensation program are as follows:

  •
  attract, retain and motivate talented and experienced executives in the highly competitive oil and gas industry;

  •
  reward individual and corporate performance;

  •
  align the interests of our executives and shareholders by providing a substantial portion of the executives' compensation in the form of long-term equity-based awards granted under the LTIP; and

  •
  motivate our executives to manage our business to meet our long-term objectives, create and increase shareholder value and reward the executives when shareholder value increases.

    Elements of Our Executive Compensation Program

        As noted above, since our inception, our executive compensation program has consisted of base salaries, annual cash bonuses and long-term equity incentive compensation. Our named executive officers are not entitled to any supplemental executive retirement benefits or "golden parachute" tax gross-ups. We expect that base salaries, annual cash bonuses and long-term equity incentive compensation will remain the principal elements of our executive compensation program going forward, although the relative proportions of each element, and the specific plan and award designs, will continue to evolve as we become a more established public company. Each element of our 2014 executive compensation program is described in more detail as follows:

Element	Objective and Basis
Base salary

•

Competitive for each role, taking into account experience and level of responsibility in companies of similar size, complexity and stage of development.

•

A basic fixed component, which comprises a relatively modest portion of overall compensation.

•

Reviewed annually for possible adjustment by the Compensation Committee with input from our Chief Executive Officer (except for his salary), taking into account level of responsibility and experience and competitive practice.

Annual cash bonus

•

Reward Company and individual performance for the year.

•

Bonus amounts payable to our named executive officers are based on the Compensation Committee's quantitative and qualitative assessment of the achievement of KPIs, general Company performance and individual performance goals.

Equity incentive awards

•

Encourage retention due to the multi-year service condition.

•

Link interests of executive officers and shareholders, as ultimate value realized depends on share price performance over the long term.

•

Performance shares/units provide additional link to shareholder interests due to relative TSR goal.

Retirement and health and welfare benefits

•

We do not provide any supplemental executive retirement plans.

•

Our executive officers participate in our 401(k) plan on the same basis as our employees generally.

•

Our executive officers are entitled to the same health and welfare benefits during employment that are offered to U.S.-based employees generally, except that the executives are also entitled to payment of premiums for long-term disability and supplemental disability income insurance as well as annual executive physicals.

No "golden parachute" tax gross-ups

•

We do not provide our executive officers with gross-ups for the excise tax that would be imposed on the executives under Section 4999 of the Code, if they received "excess" payments and benefits in connection with a change in control.

        We believe that this mix of base salaries, annual cash bonuses and long-term equity incentive awards provides an appropriate balance between incentivizing short-term business and individual performance and long-term financial and share performance.

    Executive Compensation Procedures

  Role of the Compensation Committee

        Our Compensation Committee is responsible for the approval, evaluation and oversight of our executive officer compensation and equity incentive compensation plans, policies and programs. Compensation Committee members speak frequently with each other concerning compensation matters outside of regularly scheduled meetings. The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee may also delegate to one or more officers of the Company the authority to make equity grants to employees other than our executive officers under the LTIP. As Chairman of the Compensation Committee, Mr. Melwani reports to the full Board regarding compensation matters.

        The Compensation Committee meets outside the presence of our Chief Executive Officer and our other named executive officers to consider the appropriate compensation for our Chief Executive Officer. The Compensation Committee analyzes the performance of our Chief Executive Officer and determines his base salary, any annual cash bonus and any grant of equity-based awards. For all other named executive officers, the Compensation Committee meets outside the presence of the named executive officers, except our Chief Executive Officer. Our Chief Executive Officer reviews the performance of each named executive officer (other than himself) with the Compensation Committee and makes recommendations to the Compensation Committee on the appropriate base salary, any annual bonus and any grant of equity-based awards. Our Chief Executive Officer has no role in determining his own compensation. For more on the Compensation Committee's responsibilities, see "Board of Directors, Board Meetings and Committees—Committees of the Board of Directors—Compensation Committee" above.

  Role of Compensation Consultant

        Since our IPO, the Compensation Committee has engaged Meridian Compensation Partners, LLC ("Meridian") to provide external industry information, strategic input and recommendations regarding the amounts and forms of executive compensation. Meridian has also provided similar information and input regarding outside director compensation.

        Meridian reports directly and exclusively to the Compensation Committee, and at the Compensation Committee's direction Meridian works with management to review or prepare materials for the Compensation Committee's consideration. Meridian did not provide any other services to the Company or our management in 2014. Meridian participated in several conversations with the Compensation Committee and Committee Chairman in 2014 and early 2015 and developed materials for the Compensation Committee's consideration at meetings.

        Meridian provided current information on industry compensation trends and practices and their application to Kosmos for the Company and the Compensation Committee to consider regarding compensation levels and incentive compensation design. Meridian updated the Compensation Committee on recent executive compensation trends in the oil and gas exploration and production industry as context for the Compensation Committee's annual compensation review.

        Meridian provided the Compensation Committee and Kosmos with select industry trend and compensation data from two groups of companies in late 2013. The companies reflect two oil and gas exploration and production industry reference groups developed by Meridian to provide a basis for Kosmos and the Compensation Committee to evaluate 2014 executive compensation:

	Enterprise Value	Large Offshore
Description	Fourteen U.S.-based oil and gas exploration and production companies within a defined range of enterprise value ($2 billion to $10 billion)	Six large U.S.-based companies having a segment of their business focused on offshore oil and gas exploration and production
Rationale	Represents companies of similar size to Kosmos	Represents companies that seek and hire offshore-specific oil and gas technical talent and leadership
Members	Bill Barrett Corp.	Anadarko Petroleum Corp.
	Carrizo Oil and Gas, Inc.	Apache Corp.
	Cimarex Energy Co.	Hess Corp.
	Exco Resources Inc.	Marathon Oil Corp.
	Forest Oil Corp.	Newfield Exploration Co.
	Laredo Petroleum Holdings, Inc.	Noble Energy Inc.
Newfield Exploration Co.
Oasis Petroleum, Inc.
QEP Resources Inc.
Quicksilver Resources Inc.
SM Energy Co.
Ultra Petroleum Corp.
Whiting Petroleum Corp.
WPX Energy, Inc.

        The Compensation Committee uses peer data as a reference for pay levels and practices and considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters. In evaluating prevailing industry executive compensation practices, the Compensation Committee noted that the referenced companies vary in size and scope, operate in different geological basins and generally have less focus on deepwater exploration than Kosmos. We compete with these companies for talent and believe that the referenced companies are currently appropriate for executive compensation comparison. The differences and similarities between us and the companies in these peer groups are taken into consideration when considering peer group data for executive compensation decisions.

        For 2014, Meridian provided the Compensation Committee with information necessary for an evaluation of its independence in accordance with Section 10C-1 of the Exchange Act to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information provided, the Compensation Committee concluded that the advice provided by Meridian is objective and no conflict exists.

    Advisory Vote to Approve Named Executive Officer Compensation

        At our 2014 annual general meeting of shareholders, approximately 99.1% of votes were cast, on an advisory basis, in favor of our named executive officer compensation. As such, the Compensation Committee has concluded that our shareholders are satisfied with our existing named executive officer compensation program. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with our long-term goals. Nevertheless, we continually consider ways to modify our compensation program to strengthen this alignment of interests. Our shareholders will have an opportunity again this year to vote, on an advisory basis, on our named executive officer compensation. The Compensation Committee will carefully consider the results of this year's shareholder vote, along with all shareholder views on our compensation programs that are communicated to us, when making future compensation decisions for our named executive officers.

    Analysis of Executive Compensation Decisions

  Base Salary

        Base salary is the sole fixed component of our executive compensation program and represents a small portion of our named executive officers' total compensation package, offering them a measure of certainty and predictability. We generally review salary ranges and individual salaries for our named executive officers annually. We establish the base salary for each named executive officer based on our review of pay levels of our industry peers and business requirements for certain skills, individual experience and contributions and the roles and responsibilities of the executive. We believe competitive base salaries are necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us and execute our strategy.

        Although we have no written policies or guidelines for setting or adjusting the base salaries of our named executive officers within a specified range of the compensation levels of our publicly traded industry peers, our named executive officer salaries are intended to be competitive with those of our industry peers and are subject to change if, among other reasons, the executive's experience or responsibilities change materially or there are changes in the competitive market environment.

        In 2014, the Compensation Committee reviewed the base salaries paid to each of our named executive officers. Based on the review of peer data, the Compensation Committee deemed the base salaries to be competitive with those paid for similar positions at companies in our peer group. As such, the Compensation Committee determined not to increase the base salaries paid to each of our named executive officers (other than Mr. Doughty) in 2014. In consideration of peer market data and in connection with his promotion to his current position, the Compensation Committee increased Mr. Doughty's base salary in April 2014 from $352,849 to $403,000.

        Following the completion of the 2014 fiscal year, the Compensation Committee reviewed and approved increases in the base salaries paid to each of our named executive officers (other than Mr. Dunlevy). For details, see "—Subsequent Events—2015 Base Salary Increases" below.

  Annual Cash Bonus

        Annual cash bonuses approved by the Compensation Committee for our named executive officers for 2014 were based on Company and individual performance. In April 2014, the Compensation Committee, in consultation with our Chief Executive Officer, established KPIs for 2014, and also approved bonus opportunities for our named executive officers. Based on a review of peer data and in recognition of their critical role in the success of the Company, the Compensation Committee approved an increase in the target bonus opportunities for each of Messrs. Doughty and Haas from 60% to 75% of his base salary. The maximum bonus each of our named executive officers was eligible to receive in respect of 2014 was 200% of his target bonus opportunity.

        The actual amount of the bonus pool available for bonus payments to our named executive officers was determined based on the Compensation Committee's quantitative and qualitative assessment of the level of achievement of the KPIs and overall Company financial and operating performance. Actual individual bonus amounts payable to our named executive officers were then determined based on the Compensation Committee's review and assessment of the individual performance of each of our named executive officers (taking into account our Chief Executive Officer's assessment of individual performance of each executive, other than himself).

        In January 2015, the Compensation Committee reviewed a comprehensive report prepared by management summarizing the Company's performance against the pre-established KPIs and the Company's strategic, financial, exploration, development and production performance. The table below sets forth our 2014 KPIs established by our Compensation Committee in consultation with our Chief Executive Officer in April 2014, and the results approved by the Compensation Committee in January 2015 for the 2014 performance year. As noted below, all of the corporate KPI goals established for 2014 were achieved, and in several areas critical to our mission, were exceeded.

Performance Indicator	2014 KPIs	Approved Result
Operational Milestones	Deliver 85,000 - 100,000 barrels of oil per day ("BOPD") production	Exceeded
	Complete West Cape Three Points appraisal program	Achieved
	Drill one well and spud a second to test 160 million barrels of oil equivalent net risked resources	Achieved
	Mature three geologically drill-ready prospects by year end	Achieved
	Substantially advance Mauritania farm-out	Achieved
Organizational Capability

Enhance teamwork and breakdown silos by strengthening the following essential "Kosmos" behaviors:

•

Passion for the vision, values and purpose of Kosmos;

•

Commitment and accountability;

•

Functional excellence;

•

Broad business perspective;

•

Willing to operate well beyond a functional "box";

•

Team player with "doer" attitude; and

•

Multi-tasking, non-hierarchical approach.

Achieved
	Sharpen performance through greater accountability and clear process	Achieved
License to Operate	Zero anti-corruption violations	Achieved

Achieve HSES plan performance targets, including, for example:

•

Total Recordable Incident Rate (TRIR);

•

Lost Time Incident Rate (LTIR);

•

Implementation of 2014 corporate HSES objectives; and

•

HSES operational readiness.

Achieved
	Maintain "above ground risk" understanding and ensure it is effectively integrated into decision making	Achieved

Performance Indicator	2014 KPIs	Approved Result
Cost Management	Net cash G&A (General & Administrative) expense of no more than $85 million	Exceeded
	Project CAPEX (Capital Expenditure) of no more than $566 million	Exceeded
Long-Term Financial Liquidity	Refinance reserve based credit facility	Achieved
	Subject to market conditions, issue $300 million high-yield bond	Achieved
Portfolio	Deliver two additional independent petroleum system tests from either existing assets or new ventures	Achieved

        In determining the final amount of the bonus pool for the 2014 performance year for all of our employees (including our named executive officers), the Compensation Committee considered Company performance generally, including the financial, organizational, operating and strategic results summarized in "—Business Highlights" above, with particular emphasis placed on the operational and cost performance described above.

        In determining the individual bonus amounts for our named executive officers for 2014, the Compensation Committee considered each executive's level of achievement of several pre-established individual performance factors, including financial performance, operating performance, significant strategic initiatives, organizational leadership and investor and Board relations.

        The following table summarizes the most significant achievements for each named executive officer in 2014 that were taken into account by the Compensation Committee in determining his bonus amount:

Name / Position	Performance Factor	Achievement of Performance Factor
Mr. Inglis Chairman and Chief Executive Officer	License to Operate Organizational Capability Operational Milestones Cost Management Long-Term Financial Liquidity Portfolio

•

Oversaw delivery of all corporate KPIs/milestones

•

Rebuilt the Senior Leadership Team and restructured the organization to deliver the corporate plan

•

Enhanced effectiveness of the Board Governance processes

•

Enhanced the Company's brand and reputation with stakeholders

Mr. Chambers Senior Vice President and Chief Financial Officer	Long-Term Financial Liquidity License to Operate	• Positioned the Company for long-term financial liquidity • Ensured compliance with SEC requirements relating to public companies

Name / Position	Performance Factor	Achievement of Performance Factor
Mr. Maxted Chief Exploration Officer	License to Operate Organizational Capabilities Operational Milestones Portfolio

•

Strengthened external networks and relationships to enable access to opportunities

•

Effectively managed organizational transition to new CEO

•

Successfully matured three geologically drill-ready prospects

•

Delivered two independent petroleum system tests offshore of Mauritania

•

Instrumental in the growth of acreage portfolio and increasing prospect inventory

Mr. Dunlevy Special Advisor to the Chairman (and former Executive Vice President and Chief Financial Officer)	Long-Term Financial Liquidity License to Operate Organizational Capabilities

•

Ensured that the Company's financial capability and flexibility were secure

•

Successfully supported two secondary offerings in 2014

•

Effectively managed organizational transition to new CFO and provided support to the Chairman

Mr. Ball Senior Vice President, Planning and Business Development	Portfolio Operational Milestones Organizational Capabilities

•

Secured Senegal and Portugal farm-in agreements

•

Successfully completed Morocco farm-out, secured Suriname license extension and significantly advanced Mauritania farm-out

•

Streamlined corporate planning process and the planning and business development functions

Name / Position	Performance Factor	Achievement of Performance Factor
Mr. Doughty General Counsel and Senior Vice President, Legal, Human Resources and Administration	Organizational Capabilities License to Operate

•

Instrumental in the design and execution of revisions to Senior Leadership Team and organizational restructuring

•

Oversaw highly effective legal and HR teams

•

Ensured ongoing compliance with Foreign Corrupt Practices Act

•

Successfully led rigorous partner due diligence for the Senegal farm-in agreement

•

Provided timely, practical and professional legal advice to Kosmos

Mr. Haas Senior Vice President, Production and Development	License to Operate Operational Milestones Cost Management

•

Oversaw achievement of HSES objectives

•

Exceeded production KPI

•

Oversaw reserves maturation process with Reserve Replacement Ratio of 333%

•

Managed production general and administrative costs to be below budget for 2014

        The table below sets forth our named executive officers' target and maximum bonus opportunities for 2014, along with the actual amounts of the bonuses that they received for 2014 based on the achievement of the KPIs and Company and individual performance factors described above:

Name	Target Bonus Opportunity (as % of Base Salary)	Target Bonus Opportunity ($)	Maximum Bonus Opportunity ($)(1)	Actual Bonus ($)
Andrew G. Inglis	100%	900,000	1,800,000	1,575,000
Thomas P. Chambers	100%	550,000	1,100,000	82,500	(2)
Brian F. Maxted	100%	653,328	1,306,656	979,992
W. Greg Dunlevy	75%	367,497	734,994	416,613
Christopher J. Ball	75%	372,994	745,988	652,739
Jason E. Doughty(3)	75%	302,250	604,500	528,938
Eric J. Haas(3)	75%	301,564	603,128	603,128

(1)
The amounts in this column represent 200% of each named executive officer's target bonus opportunity.

(2)
The bonus paid to Mr. Chambers for 2014 was prorated to reflect his start date of November 5, 2014. This amount, on an annualized basis, would be $528,289.

(3)
The target bonus (as a percentage of base salary) for each of Messrs. Doughty and Haas reflects the increase in his target bonus opportunity from 60% to 75% of his base salary, effective as of April 29, 2014.

      Equity Awards

        The new hire equity awards granted to Messrs. Inglis and Chambers in connection with the commencement of their employment in 2014 and the 2014 annual equity awards granted to our named executive officers (other than Messrs. Dunlevy and Chambers) and other employees as part of our annual equity grant process (in each case, as described above) are designed to encourage retention and to motivate our named executive officers (and other employees) to contribute significantly to our success and to create shareholder value. Currently, our named executive officers receive 50% of their total annual equity-based incentive compensation in the form of service shares/units and 50% in the form of performance units.

        Both annual and new hire service units granted in 2014 vest ratably each year over four years based on continued service. To vest in the performance units granted in 2014 requires attainment of both a service and a performance condition. The service condition is attained ratably each year over four years, and the performance condition is attained after four years based on a specified relative TSR performance goal. The attainment of the performance condition will be determined on the last day of the four-year performance period (as specified below) based on our TSR as compared to the TSR of each of our peer companies (listed below). TSR will be calculated as the percentage by which the average closing price of a share of the Company or a share of a peer company on each of the 30 trading days ending on the last day of the performance period is more or less than the average closing price of the share on each of the 30 trading days ending on the first day of the performance period, plus the amount of any dividends or distributions that are declared on the share during the performance period.

        The performance condition for the performance units granted to our named executive officers in 2014 will be attained based on the percentile ranking of our TSR relative to the TSR of each of the peer companies during the performance period commencing January 2, 2014 and ending January 2, 2018 (or, in the case of Mr. Chambers, the period commencing January 2, 2015 and ending January 2, 2019, because he only commenced employment with us in November 2014), as follows:

TSR Ranking	Attainment of Performance Condition
75th percentile and above	200%
50th percentile (target)	100%
25th percentile	25%
Below 25th percentile	0%

        The percentage of the performance condition attained will be interpolated for performance between the percentiles shown above. To the extent the performance condition is attained above the target performance level, our Compensation Committee, in its sole discretion, may provide for settlement of any such above-target portion of the performance units in cash in lieu of shares. This discretion to settle the performance units in cash is intended to provide our Compensation Committee flexibility to preserve shares under the LTIP for future new hire and annual equity awards.

        The 13 peer companies for performance units granted in 2014 are listed below. If a peer company is no longer publicly traded on the last day of the performance period, it will be removed from the peer group and will not be replaced. These companies were selected because they are the oil and gas exploration production companies most like Kosmos in terms of geographic reach and development stage.

Anadarko Petroleum Corp.	Nexen, Inc.
Apache Corp.	Niko Resources Ltd.
BG Group plc	Noble Energy Inc.
Cairn Energy plc	OGX Petroleo e Gas Participacoes SA
Cobalt International Energy, Inc.	Premier Oil plc
HRT Participacoes em Petroleo SA	Tullow Oil plc
Lundin Petroleum AB

        To receive any payout under these awards, our named executive officers and other employees generally must remain employed with us through the vesting date and, in the case of performance shares/units, the TSR goal must be satisfied. However, the awards are subject to accelerated vesting under specified circumstances (see "2014 Compensation—Potential Payments Upon Termination or Change in Control" below). In addition, the ultimate value that the executives and employees receive will depend on the share price on the vesting date and, in the case of the performance shares/units, the level of attainment of the relative TSR goal.

        Our named executive officers are generally not entitled to minimum or guaranteed annual equity incentive awards. However, our offer letter with each of Messrs. Inglis and Chambers provides that he will be eligible to receive annual equity awards during his employment and that:

  •
  the annual equity awards granted to Mr. Inglis after 2014 are expected to have a grant date value equal to 2.5 times his base salary, but with the actual grant date value of any such post-2014 award determined in the discretion of the Board (or a committee thereof); and

  •
  Mr. Chambers is entitled to an annual equity award for 2015 with a grant date value of $2,250,000.

        For details on the outstanding equity awards granted to our named executive officers in 2014 and prior years, including the numbers of shares, dollar values, vesting schedules and acceleration and forfeiture provisions, see the tables and narrative under "2014 Compensation" below.

        Following the completion of the 2014 fiscal year, the Board approved the annual grant of equity awards for 2015 to our named executive officers (and other employees) and the grant of special one-time awards of performance units to our named executive officers (and to certain other employees critical to the Company's mission). For details, see "—Subsequent Events—Amendment to the LTIP and 2015 Annual Equity Grants" below.

  Benefits and Perquisites

        Our named executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, prescription drug, dental and vision insurance, and are also entitled to annual executive physicals, financial and tax planning services, relocation benefits and payments of premiums for supplemental health and welfare benefits. Our named executive officers participate in our tax-qualified 401(k) plan on the same basis as our employees generally and are not entitled to any supplemental executive retirement benefits. Under the 401(k) plan, the Company matches 100% of an employee's elective deferrals up to a specified percentage of eligible compensation (8% in 2014), subject to applicable limitations under the Code.

        For details and the amounts of such benefits, see the "All Other Compensation" column of the 2014 Summary Compensation Table and the accompanying footnotes below.

  Termination and Change in Control Benefits

  Equity Awards

        The vesting of the equity awards held by our named executive officers accelerates under specified circumstances relating to a termination of employment or a change in control. See "Potential Payments Upon Termination or Change in Control—Equity Awards" below.

  Offer Letters

        The offer letter agreements we have entered into with each of our named executive officers (other than Messrs. Maxted and Dunlevy) provide for specified termination payments and benefits. See "2014 Compensation—Potential Payments Upon Termination or Change in Control—Offer Letters" below.

  Severance Policy

        Our severance policy is designed to encourage continuity of management and other employees after a change in control. The policy provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a "change in control" (as defined in the LTIP). See "2014 Compensation—Potential Payments Upon Termination of Change in Control—Severance Policy" below.

    Policy on Recovery of Compensation

        Under the Dodd-Frank Act, the New York Stock Exchange is obligated to adopt rules that will require the Company to develop and implement a policy providing that, in the event of an accounting restatement due to material noncompliance with reporting requirements under securities laws, the Company will recover from executive officers incentive-based compensation in excess of the amount that would have been paid to the executive officers under the accounting restatement for the three-year period before the restatement. Once these rules are adopted, the Board intends to adopt a formal policy regarding the recovery of compensation in compliance with the rules.

    Policy Prohibiting Hedging Transactions

        Our Insider Trading Policy prohibits our employees, including our named executive officers, from engaging in speculative transactions in the Company's securities, including short sales and, unless our General Counsel provides prior written authorization, publicly traded options and margin accounts.

    Compensation Risk Assessment

        Our management team has reviewed our compensation policies and practices for all of our employees with our Compensation Committee. We believe that the balanced pay mix, diversified performance metrics, emphasis on long-term equity incentive compensation tied to service and performance conditions and the overall amount of compensation, as well as our internal controls and oversight by the Compensation Committee and our Board, mitigate any potential risks. The Compensation Committee has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

    Deductibility of Executive Compensation

        Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per year, with an exception for performance-based compensation paid based on the attainment of pre-established performance goals. As a newly public company, we have been eligible for special transition relief under Section 162(m) of the Code. This special transition relief expires effective as of the date of this annual general meeting of shareholders. Going forward, we intend to consider deductibility under Section 162(m) of the Code when structuring our compensation arrangements for our executive officers. However, depending on the relevant circumstances at the time, we may determine to award compensation that may not be deductible.

    Subsequent Events

  2015 Base Salary Increases

        Following the completion of the 2014 fiscal year, the Compensation Committee reviewed and approved an increase in the base salary paid to each of our named executive officers (other than Mr. Dunlevy due to his pending retirement), effective as of January 1, 2015, to remain competitive and to accurately reflect each executive's role and responsibilities.

Name	Base Salary Rate (effective as of 12/31/2014) ($)	Base Salary Rate (effective as of 1/1/2015) ($)	Increase (%)
Andrew G. Inglis	900,000	950,000	5.6%
Thomas P. Chambers	550,000	569,250	3.5%
Brian F. Maxted	653,328	676,194	3.5%
Christopher J. Ball	497,325	514,731	3.5%
Jason E. Doughty	403,000	431,210	7.0%
Eric J. Haas	402,085	416,158	3.5%

  Amendment to the LTIP and 2015 Annual Equity Grants

        In January 2015, the Board, upon the recommendation of the Compensation Committee, approved the following:

  •
  An amendment to the LTIP, subject to approval by our shareholders, to increase the available share reserve under the LTIP by 15,000,000 common shares. See "Proposal 4—Approval of an Amendment to the Long Term Incentive Plan and the Material Terms of the Performance Goals Under the Plan" above.

  •
  The grant of service-vesting restricted shares (which we refer to as "service shares") and performance units to our named executive officers (other than Mr. Dunlevy) under the LTIP in January 2015 as part of our annual equity grant process. This grant of annual equity awards in January is a departure from our historical practice of granting annual equity awards in June of each year and, unless and until the Compensation Committee decides otherwise, it will continue to be our annual grant practice going forward. The shift to granting annual equity awards in January is intended to be consistent with the annual equity grant timing of the companies in our peer group and prevailing industry practice. The 2015 annual equity awards were granted subject to shareholder approval of the proposed amendment to the LTIP. In the event our shareholders do not approve the proposed amendment to the LTIP, the 2015 annual equity awards will be replaced with equivalent cash awards (in the case of service shares) or will be settled in cash (in the case of performance units). For details on the amounts and terms of the annual equity awards granted to our named executive officers in 2015, see "Proposal 4—Approval of an Amendment to the Long Term Incentive Plan and the Material Terms of the Performance Goals Under the Plan" above.

  •
  The grant of special one-time awards of performance units under the LTIP to our named executive officers (and to certain other employees critical to the Company's mission). The special awards are intended to further strengthen the link between the executives' compensation and shareholder value creation by motivating exceptional performance during our "second inning". The terms of the special awards are substantially consistent with the terms of the 2015 annual grant of performance units described above, except that the special performance units are not subject to the approval by our shareholders of the amendment to the LTIP.

        We will describe in more detail the amounts and terms of the 2015 annual equity awards and special awards of performance units in our Proxy Statement for our 2016 annual general meeting of shareholders.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Compensation Committee of the Board,
Prakash A. Melwani, Chairman Joseph P. Landy Adebayo ("Bayo") O. Ogunlesi

2014 Compensation

        The following tables contain information about the compensation we provided for 2014, 2013 and 2012 to our 2014 named executive officers.

    2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(6)	Bonus ($)(7)	Non-Equity Incentive Compensation ($)(8)	Stock Awards ($)(9)	All Other Compensation ($)(10)	Total ($)
Andrew G. Inglis	2014	750,000	1,675,000	1,575,000	7,982,680	420,805	12,403,485
Chairman and Chief Executive
Officer(1)
Thomas P. Chambers	2014	85,672	—	82,500	2,302,858	22,190	2,493,220
Senior Vice President and Chief
Financial Officer(2)
Brian F. Maxted	2014	648,440	—	979,992	2,546,664	38,786	4,213,882
Chief Exploration Officer (and	2013	624,000	—	795,600	—	—	1,419,600
former Chief Executive Officer)(1)	2012	624,000	312,000	—	—	—	936,000
W. Greg Dunlevy	2014	489,996	—	416,613	—	20,800	927,409
Special Advisor to the Chairman	2013	469,833	—	298,350	—	38,077	806,260
(and former Executive Vice	2012	468,000	234,000	—	—	20,000	722,000
President and Chief Financial
Officer)(2)
Christopher J. Ball	2014	497,325	150,000	652,739	1,661,704	45,250	3,007,018
Senior Vice President, Planning and	2013	239,360	150,000	302,813	1,153,451	63,193	1,908,817
Business Development(3)
Jason E. Doughty	2014	386,283	—	528,938	1,460,512	20,800	2,396,533
General Counsel and Senior Vice	2013	338,330	—	202,206	1,338,285	98,527	1,977,348
President, Legal, Human Resources
and Administration(4)
Eric J. Haas	2014	402,085	—	603,128	1,343,364	20,800	2,369,377
Senior Vice President, Production
and Development(5)

(1)
Effective as of March 1, 2014, Mr. Inglis was appointed Chairman of the Board and Chief Executive Officer, and Mr. Maxted, our then-Chief Executive Officer and one of our founding partners, was appointed Chief Exploration Officer.

(2)
Effective as of November 5, 2014, Mr. Chambers was appointed Senior Vice President and Chief Financial Officer in connection with the planned retirement in June 2015 of Mr. Dunlevy, our then-Executive Vice President and Chief Financial Officer. During the period between Mr. Chambers' appointment and Mr. Dunlevy's retirement, Mr. Dunlevy is serving in an advisory role to the Chairman and Chief Executive Officer and assisting with the orderly transition of the duties of Chief Financial Officer to Mr. Chambers.

(3)
Mr. Ball joined us in July 2013.

(4)
No compensation is shown for Mr. Doughty for 2012 because he was not a named executive officer for 2012.

(5)
No compensation is shown for Mr. Haas for 2012 and 2013 because he was not a named executive officer for those years.

(6)
The amounts in this column reflect the actual amounts of salary paid to our named executive officers in the relevant fiscal year. Messrs. Inglis' and Chambers' salaries were prorated for 2014 to reflect their start dates in April 2014 and November 2014, respectively. Mr. Maxted's salary for 2014 reflects the increase in his base salary in connection with his appointment as Chief Exploration Officer in March 2014. Mr. Doughty's salary for 2014 reflects the increase in his base salary in connection with his promotion in May 2014. For these executives' current base salaries, see "—Compensation Discussion and Analysis—Subsequent Events" above.

(7)
The amount reported for 2014 in this column for Mr. Inglis represents the sign-on bonus paid to him in connection with the commencement of his employment in 2014. The amount reported for 2014 in this column for Mr. Ball represents the retention bonus paid to him on July 1, 2014, the first anniversary of his start date.

(8)
The amounts reported for 2014 are the annual bonuses that our named executive officers received in January 2015 for performance during 2014 pursuant to our annual incentive plan, based on achievement of the applicable KPIs and the Compensation Committee's assessment of overall Company and individual performance. For additional information on these bonuses, see "Compensation Discussion and Analysis—Analysis of Executive Compensation Decisions—Annual Bonus" above.

(9)
The amounts in this column reflect the aggregate grant date fair values of the service and performance units awarded under the LTIP in 2014 (i) to the named executive officers (other than Mr. Chambers) as part of the annual equity grant process and (ii) to Messrs. Inglis and Chambers in connection with the commencement of their employment in 2014, in each case calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by the executives for these awards is a function of the value of the underlying shares if and when these awards vest and the level of attainment of the applicable performance goal.

  The amounts for the performance units granted in 2014 were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For these amounts, see the "Grant Date Fair Value of Stock and Option Awards" column of the "2014 Grants of Plan-Based Awards" table below. The following are the values of the performance units as of the grant date assuming attainment of the maximum level of performance: Mr. Inglis ($7,836,281), Mr. Chambers ($1,650,005), Mr. Maxted ($2,100,950), Mr. Ball ($1,370,875), Mr. Doughty ($1,204,895) and Mr. Haas ($1,108,250).

  For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our 2014 Annual Report on Form 10-K.

(10)
This column includes the incremental cost of certain perquisites and other personal benefits (to the extent the total value of such perquisites and other personal benefits for a named executive officer was $10,000 or more) provided to the named executive officers in 2014, including the following:

Name	401(k) Match ($)(a)	Financial Planning and Tax Advice ($)(b)	Disability Insurance ($)(c)	Annual Physical ($)(d)	Relocation Benefits ($)(e)	Total ($)
Andrew G. Inglis	—	—	2,567	4,666	413,572	420,805
Thomas P. Chambers	—	—	—	—	22,190	22,190
Brian F. Maxted	—	8,613	4,428	—	25,745	38,786
W. Greg Dunlevy	20,800	—	—	—	—	20,800
Christopher J. Ball	17,500	2,423	—	3,217	22,110	45,250
Jason E. Doughty	20,800	—	—	—	—	20,800
Eric J. Haas	20,800	—	—	—	—	20,800

(a)
The amounts in this column reflect matching contributions to our named executive officers' accounts under our 401(k) plan (as Messrs. Inglis, Chambers and Maxted did not contribute to the plan in 2014, they did not receive matching contributions). Our named executive officers are eligible to participate in our 401(k) plan on the same basis as our employees generally. For 2014, we provided a 100% match of the first 8% of eligible compensation deferred by participants under the plan, subject to applicable limitations under the Code.

(b)
The amounts in this column represent reimbursements for financial planning and tax advice.

(c)
The amounts in this column represent payments of premiums for long-term and supplemental disability income insurance.

(d)
The amounts in this column represent the cost of an annual physical made available to each of our executive officers.

(e)
The amounts in this column represent relocation benefits provided to the named executive officers in 2014 pursuant to the terms of their offer letters as follows:

(i)
For Mr. Inglis, this amount represents (i) a lump sum payment of $150,000 to (A) defray the costs associated with the sale of his existing home and the purchase/lease of a new residence in the Dallas/Fort Worth area, (B) cover losses on the sale of his two vehicles in the United Kingdom and (C) cover other miscellaneous relocation expenses, (ii) the cost of corporate housing temporarily provided to him in connection with his relocation to the Dallas/Fort Worth area ($162,237) and (iii) the cost of moving and transportation in connection with his relocation and reimbursement of miscellaneous relocation-related expenses ($101,335).

(ii)
For Mr. Chambers, this amount represents the cost of corporate housing temporarily provided to him in connection with his relocation to the Dallas/Fort Worth area.

(iii)
For Mr. Maxted, this amount represents the cost of travel accommodations and related expenses in Dallas, Texas while on assignment in the United Kingdom.

(iv)
For Mr. Ball, this amount represents the cost of (i) corporate housing temporarily provided to him in connection with his relocation to the Dallas/Fort Worth area ($16,760) and (ii) moving and transportation in connection with his relocation and reimbursement of miscellaneous relocation-related expenses ($5,350).

    2014 Grants of Plan-Based Awards

        The following table provides information on grants of plan-based awards made to our named executive officers during 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
					Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Compensation Committee Action Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew G. Inglis	—	—	900,000	1,800,000	—	—	—	—	—
	4/1/2014	12/19/2013	—	—	—	—	—	90,253	1,000,003
	4/1/2014	12/19/2013	—	—	56,408	225,632	451,264	—	3,544,678
	6/24/2014	6/23/2014	—	—				128,572	1,418,149
	6/24/2014	6/23/2014	—	—	32,143	128,571	257,142	—	2,019,850
Thomas P. Chambers	—	—	550,000	1,100,000	—	—	—	—	—
	12/1/2014	10/15/2014	—	—	—	—	—	94,071	825,003
	12/1/2014	10/15/2014	—	—	23,518	94,071	188,142	—	1,477,855
Brian F. Maxted	—	—	653,328	1,306,656	—	—	—	—	—
	6/24/2014	6/23/2014	—	—	—	—	—	95,238	1,050,475
	6/24/2014	6/23/2014	—	—	23,810	95,238	190,476	—	1,496,189
W. Greg Dunlevy	—	—	367,497	734,994	—	—	—	—	—
Christopher J. Ball	—	—	372,994	745,988	—	—	—	—	—
	6/24/2014	6/23/2014	—	—	—	—	—	62,143	685,437
	6/24/2014	6/23/2014	—	—	15,536	62,143	124,286	—	976,267
Jason E. Doughty	—	—	302,250	604,500	—	—	—	—	—
	6/24/2014	6/23/2014	—	—	—	—	—	54,619	602,448
	6/24/2014	6/23/2014	—	—	13,655	54,619	109,238	—	858,064
Eric J. Haas	—	—	301,564	603,128	—	—	—	—	—
	6/24/2014	6/23/2014	—	—	—	—	—	50,238	554,125
	6/24/2014	6/23/2014	—	—	12,560	50,238	100,476	—	789,239

(1)
The amounts reported are the target and maximum annual bonuses that our named executive officers were eligible to receive for performance during 2014 pursuant to our annual incentive plan. For additional information on these bonuses, see "Compensation Discussion and Analysis—Analysis of Executive Compensation Decisions—Annual Bonus" above.

(2)
These amounts reflect the performance units, which are scheduled to vest between 0% and 200% of the number of shares shown in the "Target" sub-column based on attainment of both a service condition that will lapse ratably each year over four years and the specified relative TSR performance condition that will be measured on January 2, 2018 (or, for Mr. Chambers, on January 2, 2019). The amounts in the "Threshold" sub-column reflect the 25% of the shares shown in the "Target" sub-column that will vest on attainment of the service condition and the threshold performance level. If either the service condition or the threshold performance level is not attained, the awards will be forfeited. The amounts in the "Target" sub-column reflect the 100% of the shares that will vest on attainment of the service condition and the target performance level. The amounts in the "Maximum" sub-column reflect the 200% of the shares that will vest on attainment of the service condition and the maximum performance level. For more on the terms of these awards, see "Compensation Discussion and Analysis—Analysis of Executive Compensation Decisions—Equity Awards" above.

(3)
These amounts reflect service units that are scheduled to vest ratably each year over four years, based solely on service.

(4)
The amounts in this column for the service units reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

  The amounts in this column for the performance units were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these units, assuming attainment of the maximum level of performance, see footnote 9 to the "2014 Summary Compensation Table" above. The actual value, if any, realized by each named executive officer for these performance units is a function of the value of the shares if and when the units vest.

  For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

    Outstanding Equity Awards at 2014 Fiscal Year-End

        The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2014.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Andrew G. Inglis	218,825	(3)	1,835,942	708,406	(3)	5,943,526
Thomas P. Chambers	94,071	(4)	789,256	188,142	(4)	1,578,511
Brian F. Maxted	742,297	(5)	6,227,872	514,006	(5)	4,312,510
W. Greg Dunlevy	388,235	(6)	3,257,292	194,118	(6)	1,628,650
Christopher J. Ball	95,099	(7)	797,881	212,168	(7)	1,780,090
Jason E. Doughty	116,729	(8)	979,356	259,134	(8)	2,174,134
Eric J. Haas	211,466	(9)	1,774,200	247,956	(9)	2,080,351

(1)
The market values of the service and performance shares/units were calculated by multiplying the number of shares or units by $8.39, which was the closing price of a common share on December 31, 2014.

(2)
This column reflects the market values of (a) the 50% of the performance shares granted to Messrs. Maxted, Dunlevy and Haas on June 15, 2011 and to Mr. Doughty on October 1, 2011 that would have vested as of December 31, 2014 had the four-year performance period ended on that date, based on the level of achievement of the specified relative TSR goal as of that date, (b) the maximum number of performance units granted to Messrs. Doughty and Haas on June 19, 2013, to Mr. Ball on August 2, 2013, to Mr. Inglis on April 1, 2014, to Messrs. Inglis, Maxted, Ball, Doughty and Haas on June 24, 2014 and to Mr. Chambers on December 1, 2014 because the target level of achievement of the specified relative TSR goal for these performance units would have been exceeded as of December 31, 2014 had the four-year performance period ended on that date and (c) the target number of performance units granted to Messrs. Doughty and Haas on June 11, 2012 because the threshold (but not the target) level of achievement of the specified relative TSR goal for these performance units would have been exceeded as of December 31, 2014 had the four-year performance period ended on that date. The actual number of performance shares/units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the applicable performance period, plus the amount of any dividends or distributions that are declared on the applicable share during the applicable performance period. For more on the terms of these awards, see "Compensation Discussion and Analysis—Analysis of Executive Compensation Decisions—Equity Awards" above.

(3)
For Mr. Inglis, consists of: (a) 90,253 service units that are scheduled to vest ratably on April 1 of each of 2015, 2016, 2017 and 2018; (b) 128,572 service units that are scheduled to vest ratably on June 1 of each of 2015, 2016, 2017 and 2018; (c) 451,264 performance units that are scheduled to vest on January 2, 2018, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 2, 2018 and the service condition, which is scheduled to be met ratably on April 1 of each of 2015, 2016, 2017 and 2018); and (d) 257,142 performance units that are scheduled to vest on January 2, 2018, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 2, 2018 and the service condition, which is scheduled to be met ratably on June 1 of each of 2015, 2016, 2017 and 2018).

(4)
For Mr. Chambers, consists of: (a) 94,071 service units that are scheduled to vest ratably on December 1 of each of 2015, 2016, 2017 and 2018; and (b) 188,142 performance units that are scheduled to vest on January 2, 2019, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 2, 2019 and the service condition, which is scheduled to be met ratably on December 1 of each of 2015, 2016, 2017 and 2018).

(5)
For Mr. Maxted, consists of: (a) 647,059 service shares that are scheduled to vest on May 16, 2015; (b) 95,238 service units that are scheduled to vest ratably on June 1 of each of 2015, 2016, 2017 and 2018; (c) 323,530 performance shares that would have vested on December 31, 2014 had the four-year performance period ended on that date, based on the level of achievement of the specified relative TSR goal as of that date (the actual number of performance shares, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on May 16, 2015 and the service condition, which was met as to one-fourth of the performance shares on May 16 of each of 2012, 2013 and 2014, and which is scheduled to be met for the remaining performance shares on May 16, 2015); and (d) 190,476 performance units that are scheduled to vest on January 2, 2018, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 2, 2018 and the service condition, which is scheduled to be met ratably on June 1 of each of 2015, 2016, 2017 and 2018).

(6)
For Mr. Dunlevy, consists of: (a) 388,235 service shares that are scheduled to vest on May 16, 2015; and (b) 194,118 performance shares that would have vested as of December 31, 2014 had the four-year performance period ended on that date, based on the level of achievement of the specified relative TSR goal as of that date. The actual number of performance shares, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on May 16, 2015 and the service condition, which was met as to one-fourth of the performance shares on May 16 of each of 2012, 2013 and 2014, and which is scheduled to be met for the remaining performance shares on May 16, 2015.

(7)
For Mr. Ball, consists of: (a) 32,956 service units that are scheduled to vest ratably on August 1 of each of 2015, 2016 and 2017; (b) 62,143 service units that are scheduled to vest ratably on June 1 of each of 2015, 2016, 2017 and 2018; (c) 87,882 performance units that are scheduled to vest on

  January 3, 2017, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 3, 2017 and the service condition, which was met as to one-fourth of the performance units on August 1 of 2014, and which is scheduled to be met ratably for the remaining performance units on August 1 of each of 2015, 2016 and 2017); and (d) 124,286 performance units that are scheduled to vest on January 2, 2018, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 2, 2018 and the service condition, which is scheduled to be met ratably on June 1 of each of 2015, 2016, 2017 and 2018).

(8)
For Mr. Doughty, consists of: (a) 10,613 service shares that are scheduled to vest on October 1, 2015; (b) 12,981 service units that are scheduled to vest ratably on June 1 of each of 2015 and 2016; (c) 38,516 service shares that are scheduled to vest ratably on June 1 of each of 2015, 2016 and 2017; (d) 54,619 service units that are scheduled to vest ratably on June 1 of each of 2015, 2016, 2017 and 2018; (e) 21,227 performance shares that would have vested on December 31, 2014 had the four-year performance period ended on that date, based on the level of achievement of the specified relative TSR goal as of that date (the actual number of performance shares, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on May 16, 2016 and the service condition, which was met as to one-fourth of the performance shares on October 1 of each of 2012, 2013 and 2014, and which is scheduled to be met for the remaining performance shares on October 1, 2015); (f) 25,961 performance units that are scheduled to vest on January 4, 2016, assuming target attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 4, 2016 and the service condition, which was met as to one-fourth of performance units on June 1 of 2013 and 2014, and which is scheduled to be met ratably for the remaining performance units on June 1 of each of 2015 and 2016); (g) 102,708 performance units that are scheduled to vest on January 3, 2017, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 3, 2017 and the service condition, which was met as to one-fourth of the performance units on June 1, 2014, and which is scheduled to be met ratably for the remaining performance units on June 1 of each of 2015, 2016 and 2017); and (h) 109,238 performance units that are scheduled to vest on January 2, 2018, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 2, 2018 and the service condition, which is scheduled to be met ratably on June 1 of each of 2015, 2016, 2017 and 2018).

(9)
For Mr. Haas, consists of: (a) 98,460 exchange shares that are scheduled to vest on April 27, 2015; (b) 14,706 service shares that are scheduled to vest on May 16, 2015; (c) 15,145 service units that are scheduled to vest ratably on June 1 of each of 2015 and 2016; (d) 32,917 service shares that are scheduled to vest ratably on June 1 of each of 2015, 2016 and 2017; (e) 50,238 service units that are scheduled to vest ratably on June 1 of each of 2015, 2016, 2017 and 2018; (f) 29,412 performance shares that would have vested as of December 31, 2014 had the four-year performance period ended on that date, based on the level of achievement of the specified relative TSR goal as of that date (the actual number of performance shares, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on May 16, 2015 and the service condition, which was met as to one-fourth of the performance shares on May 16 of each of 2012, 2013 and 2014, and which is scheduled to be met for the remaining performance shares on May 16, 2015); (g) 30,288 performance units that are scheduled to vest on January 4, 2016, assuming target attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 4, 2016 and the service condition, which was met as to one-fourth of performance units on June 1 of 2013 and 2014, and which is scheduled to be met ratably for the remaining performance units on June 1 of each of 2015 and 2016); (h) 87,780 performance units that are scheduled to vest on January 3, 2017, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 3, 2017 and the service condition, which was met as to one-fourth of the performance units on June 1, 2014, and which is scheduled to be met ratably for the remaining performance units on June 1 of each of 2015, 2016 and 2017); and (i) 100,476 performance units that are scheduled to vest on January 2, 2018, assuming maximum attainment of the specified relative TSR goal (the actual number of performance units, if any, that will vest will be based on the level of achievement of the relative TSR goal as of the actual end of the performance period on January 2, 2018 and the service condition, which is scheduled to be met ratably on June 1 of each of 2015, 2016, 2017 and 2018).

    Option Exercises and Stock Vested During 2014

          The following table provides information on our named executive officers' service shares and units that vested in 2014. None of the executives' performance shares or units vested in 2014. We have not granted stock options to our named executive officers or other employees.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Andrew G. Inglis	—	—
Thomas P. Chambers	—	—
Brian F. Maxted	647,058	6,781,168
W. Greg Dunlevy	388,235	4,068,703
Christopher J. Ball	10,985	102,710
Jason E. Doughty	29,942	308,910
Eric J. Haas	33,252	348,481

(1)
The value realized on vesting of the service shares and units was calculated by multiplying the number of shares and units that vested in 2014 by the closing price of a share on the vesting date (or if the vesting date was not a trading day, on the trading day immediately preceding the vesting date). These closing prices ranged from $9.35 to $10.48.

    2014 Pension Benefits

        We do not maintain any defined benefit pension plans.

    2014 Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

    Potential Payments Upon Termination or Change in Control

        If on December 31, 2014 we had undergone a change in control or our named executive officers' employment had terminated under specified circumstances, each of our named executive officers would have been entitled to accelerated vesting of his equity awards on the terms summarized under "—Equity Awards" below, and to specified payments and benefits under our severance policy and (other than Messrs. Maxted and Dunlevy) their offer letters. For a summary of the terms of our severance policy and these offers letters, see "—Severance Policy" and "—Offer Letters" below.

Name	Change in Control (No Termination) ($)	Involuntary Termination in Connection with Change in Control ($)		Termination without Cause or Resignation for Good Reason (No Change in Control) ($)		Voluntary Resignation without Good Reason or Termination for Cause ($)	Death/Disability ($)
Andrew G. Inglis
Equity acceleration(1)	7,779,468	7,779,468		757,223		—	7,779,468
Salary payments	—	1,800,000	(2)	1,800,000	(2)	—	—
Bonus	—	1,800,000	(2)	1,800,000	(2)	—	—
Benefits continuation	—	44,614	(3)	44,614	(3)	—	—
Outplacement services	—	6,900	(4)	—		—	—
Unused vacation	—	53,654	(5)	—		—	—
Relocation	—	—		—		—	—
Total	7,779,468	11,484,636		4,401,837		—	7,779,468
Thomas P. Chambers
Equity acceleration(1)	1,578,511	1,578,511		—		—	2,367,767
Salary payments	—	1,106,607	(6)	550,000	(8)	—	—
Bonus	—	550,000	(7)	550,000	(8)	—	—
Benefits continuation	—	44,614	(3)	22,307	(8)	—	—
Outplacement services	—	6,900	(4)	—		—	—
Unused vacation	—	43,365	(5)	—		—	—
Relocation	—	—		—		—	—
Total	1,578,511	3,329,997		1,122,307		—	2,367,767
Brian F. Maxted
Equity acceleration(1)	12,455,744	12,455,744		5,428,825		—	13,254,790
Salary payments	—	1,878,611	(6)	—		—	—
Bonus	—	653,328	(7)	—		—	—
Benefits continuation	—	65,063	(3)	—		—	—
Outplacement services	—	6,900	(4)	—		—	—
Unused vacation	—	21,359	(5)	—		—	—
Relocation	—	—		—		—	—
Total	12,455,744	15,081,005		5,428,825		—	13,254,790
W. Greg Dunlevy
Equity acceleration(1)	6,514,583	6,514,583		3,257,293		—	6,514,583
Salary payments	—	1,418,458	(6)	—		—	—
Bonus	—	367,497	(7)	—		—	—
Benefits continuation	—	42,755	(3)	—		—	—
Outplacement services	—	6,900	(4)	—		—	—
Unused vacation	—	—		—		—	—
Relocation	—	—		—		—	—
Total	6,514,583	8,350,193		3,257,293		—	6,514,583
Christopher J. Ball
Equity acceleration(1)	1,687,925	1,687,925		—		—	2,577,970
Salary payments	—	1,052,191	(6)	745,988	(9)	—	—
Bonus	—	372,994	(7)	—		—	—
Benefits continuation	—	50,000	(3)	38,000	(9)	—	—
Outplacement services	—	6,900	(4)	—		—	—
Unused vacation	—	9,564	(5)	—		—	—
Relocation	—	29,233	(10)	—		—	—
Total	1,687,925	3,208,807		783,988		—	2,577,970

Name	Change in Control (No Termination) ($)	Involuntary Termination in Connection with Change in Control ($)		Termination without Cause or Resignation for Good Reason (No Change in Control) ($)		Voluntary Resignation without Good Reason or Termination for Cause ($)	Death/Disability ($)
Jason E. Doughty
Equity acceleration(1)	2,442,463	2,442,463		1,184,869		—	3,549,390
Salary payments	—	907,663	(6)	403,000	(9)	—	—
Bonus	—	302,250	(7)	302,250	(9)	—	—
Benefits continuation	—	52,050	(3)	26,025	(9)	—	—
Outplacement services	—	6,900	(4)	—		—	—
Unused vacation	—	26,350	(5)	—		—	—
Relocation	—	29,370	(10)	—		—	—
Total	2,442,463	3,767,046		1,916,144		—	3,549,390
Eric J. Haas
Equity acceleration(1)	3,311,583	3,311,583		1,012,648		—	4,355,434
Salary payments	—	1,016,017	(6)	—		—	—
Bonus	—	301,564	(7)	—		—	—
Benefits continuation	—	57,627	(3)	—		—	—
Outplacement services	—	6,900	(4)	—		—	—
Unused vacation	—	—		—		—	—
Relocation	—	20,000	(10)	—		—	—
Total	3,311,583	4,713,691		1,012,648		—	4,355,434

(1)
Messrs. Inglis, Chambers and Ball hold service and performance units, Messrs. Maxted and Doughty hold service shares and units and performance shares and units, Mr. Haas holds exchange shares, service shares and units and performance shares and units and Mr. Dunlevy holds service and performance shares, in each case that were unvested as of December 31, 2014. Under the terms of the applicable award agreements, and, in the case of Mr. Inglis, the terms of his offer letter, these awards are subject to accelerated vesting under specified circumstances. The amounts in the table are based on the $8.39 closing price of a share on December 31, 2014. For performance shares/units, to the extent the service condition was met prior to, or is deemed to be met as a result of, a specified termination of employment and, in either case, the performance shares/units otherwise remain subject to the satisfaction of the specified relative TSR goal following such termination of employment, these amounts assume maximum attainment of such goal as of December 31, 2014. See "Equity Awards" and "Offer Letters" below for more details on the circumstances under which the vesting of these awards would have accelerated.

(2)
Represents the payment of two times Mr. Inglis' annual base salary and annual target bonus as of December 31, 2014, payable in equal monthly installments over 24 months under Mr. Inglis' offer letter. For additional details, see "—Offer Letters" below.

(3)
Represents a cash payment in an amount equal to the premium cost of continued healthcare coverage for 24 months under our severance policy (or, for Mr. Inglis, under his offer letter).

(4)
Represents the cost of outplacement services for 18 months under our severance policy.

(5)
Represents payouts of unused vacation time under our severance policy.

(6)
Represents a lump-sum cash severance payment under our severance policy equal to 24 months of base salary plus four additional weeks of base salary for each year of service (for each of Messrs. Maxted and Dunlevy, 44 additional weeks; for Mr. Ball, four additional weeks; for Mr. Doughty, 12 additional weeks; and for Mr. Haas, 24 additional weeks) and any additional amounts payable for any partial year of service.

(7)
Under our severance policy, each of our named executive officers is entitled to a prorated portion of his annual target bonus for the year of termination, if not yet paid.

(8)
Represents the payment to Mr. Chambers under his offer letter of (i) his base salary and target bonus and (ii) continued medical and dental coverage for him and his eligible dependents for 12 months. For additional details, see "—Offer Letters" below.

(9)
Represents payments of annual base salary and reimbursement of the cost of medical and dental insurance for each executive and his dependents (for 18 months for Mr. Ball and for 12 months for Mr. Doughty). In addition, Mr. Doughty is entitled to 12 months of estimated bonus payments (based on the target amount of his bonus). For additional details, see "—Offer Letters" below.

(10)
For Messrs. Ball, Doughty and Haas, represents $29,233, $29,370 and $20,000, respectively, for reasonable and customary costs that we estimate would be incurred in moving each executive and (other than for Mr. Ball) his family back to his former residence location, if (i) with respect to Messrs. Ball and Doughty, solely as a result of a "change in control" (as defined in the LTIP and summarized below under "—Equity Awards—Definitions"), either (A) Mr. Ball's employment terminated within 18 months after his start date (i.e., by January 1, 2015) or (B) either Mr. Ball or Mr. Doughty is required to relocate to a location outside of the Dallas/Fort Worth area, or (ii) with respect to Mr. Haas, solely as a result of a "liquidation event" (as defined in the Fourth Amended and Restated Operating Agreement of KEH, filed with the SEC on March 30, 2011 as Exhibit 3.4 to the Registration Statement on Form S-1, which would include certain sales or mergers), Mr. Haas is required to relocate to a location outside of the Dallas/Fort Worth area. These estimates are based on the costs incurred in moving each executive and (other than for Mr. Ball) his family to the Dallas/Fort Worth area.

  Offer Letters

        The offer letter agreements we have entered into with each of our named executive officers (other than Messrs. Maxted and Dunlevy) provide for specified termination payments and benefits, as follows:

  •
  On termination of Mr. Inglis' employment by us without "cause" or by him for "good reason" (as such terms are defined in his offer letter and summarized below under "—Equity Awards—Definitions"), subject to his execution of a release of claims, Mr. Inglis is entitled to (i) cash severance in an amount equal to two times the sum of his base salary and target bonus (payable in equal monthly installments over 24 months), (ii) continued medical and dental coverage for him and his dependents for 24 months and (iii) accelerated vesting of the service units granted to him on April 1, 2014.

  •
  If the employment of each of Messrs. Chambers, Ball and Doughty is terminated through no fault of his own or his position is eliminated and he is not offered a comparable position in Dallas, Texas, then (i) Mr. Chambers will receive (a) cash severance in amount equal to the sum of his base salary and target bonus and (b) continued medical and dental coverage for him and his eligible dependents for 12 months and (ii) each of Messrs. Ball and Doughty will receive (a) his annual base salary and (b) reimbursement of the cost of medical and dental insurance for him and his dependents, in each case for a specified period (18 months for Mr. Ball and 12 months for Mr. Doughty). Mr. Doughty will also receive 12 months of estimated bonus payments.

  •
  Each of Messrs. Ball, Doughty and Haas is also entitled to payment of reasonable and customary expenses associated with his moving back to the United Kingdom (for Mr. Ball), Houston, Texas (for Mr. Doughty) or The Woodlands, Texas (for Mr. Haas) under the circumstances described in footnote 10 to the "Potential Payments Upon Termination of Change in Control" table above.

  Severance Policy

        Our severance policy is designed to encourage continuity of management and other employees after a change in control. The policy provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a "change in control" (as defined in the LTIP and summarized below) as a result of:

  •
  work force reduction;

  •
  departmental reorganization that results in job elimination;

  •
  departmental reorganization that results in a material diminution of the skills, requirements, aptitudes or other criteria of the position, if the employee declines an offer of continued employment in the altered position or in another position that the Company deems comparable in its reasonable discretion; or

  •
  relocation of the job functions outside of a 50-mile radius, if the employee is not offered employment at the new location or declines an offer of employment at the new location.

        The severance policy provides for the following termination benefits:

  •
  a lump-sum cash severance payment in an amount determined based on the employee's title, years of service and base salary (for our named executive officers, this amount equals 24 months of base salary plus four additional weeks of base salary for each year of service);

  •
  a prorated portion of the employee's target bonus for the current year, if not yet paid;

  •
  a cash payment in an amount equal to the premium cost of continued healthcare coverage for a specified period (24 months for our named executive officers);

  •
  outplacement services for a specified period (18 months for our named executive officers); and

  •
  payout of unused vacation time.

        Employees, including our named executive officers, who have a separate severance agreement may receive benefits under that agreement or the severance policy, but not both. To receive severance benefits under the severance policy, an employee must sign and not revoke a separation and release agreement in the form prescribed by the Company.

  Equity Awards

      Exchange Shares, Service Shares and Service Units

        Service shares/units held by each of our named executive officers (other than (i) the service shares/units granted to Messrs. Ball, Doughty and Haas before they were promoted to their executive officer positions and (ii) the service units granted in 2014) are scheduled to vest based solely on service and would have fully vested on December 31, 2014, if on that date the executive's employment had terminated due to his death or disability or by us without cause or by him for good reason. Had we undergone a change in control on December 31, 2014, these awards would have become fully vested on the earliest to occur of:

  •
  the first anniversary of the change in control, if the executive remained employed through the anniversary date;

  •
  the regularly scheduled vesting date, if the executive remained employed through the vesting date; and

  •
  termination of the executive's employment due to his death or disability or by us or the acquiror without cause or by him for good reason.

        On termination of the executive's employment by us or the acquiror for any other reason before the earlier of the first anniversary of the change in control or the regularly scheduled vesting date, the service shares/units would have been forfeited.

        The exchange shares held by Mr. Haas and the service shares/units held by Messrs. Ball, Doughty and Haas that were granted to them before they were promoted to their executive officer positions, and the service shares/units granted to our named executive officers in 2014, would have fully vested on December 31, 2014, if on that date their employment had terminated due to their death or disability. Had we undergone a change in control on December 31, 2014, these awards (other than the service units granted to Mr. Inglis in 2014) would have become fully vested under the circumstances described above for other service shares/units. These service shares/units would have been forfeited on termination of employment under any other circumstances.

        Had we undergone a change in control on December 31, 2014, the service units granted to Mr. Inglis in 2014 would have become fully vested on the earliest to occur of:

  •
  the first anniversary of the change in control, if Mr. Inglis remained employed through the anniversary date;

  •
  termination of Mr. Inglis' employment due to his death or disability; or

  •
  the later of the date of termination or the change in control, if Mr. Inglis' employment is terminated by us without cause or by him for good reason during the period beginning three months before, and ending one year after, such change in control, provided that any termination during the period beginning three months before such change in control was at the request of a third party that had taken steps reasonably calculated to effectuate such change in control or that otherwise arose in connection with or anticipation of such change in control.

        The service units would have been forfeited on termination of Mr. Inglis' employment under any other circumstances.

  Performance Shares Granted in Connection with Our IPO

        Messrs. Maxted, Dunlevy and Haas hold performance shares that were granted to them in connection with our IPO and that are scheduled to vest based on attainment of both a service condition and a relative TSR performance condition. The service condition would have been fully attained on December 31, 2014, if on that date the executive's employment had terminated due to his death or disability, and the performance shares would have remained subject to the performance condition.

        Had any of Messrs. Maxted, Dunlevy or Haas terminated his employment without good reason at any time, or had his employment been terminated by us without cause or by him for good reason at any time other than on, or within one year after, a change in control, then:

  •
  the performance shares, if any, for which the applicable service condition had been satisfied as of such termination would have remained subject to the applicable performance condition; and

  •
  the performance shares, if any, for which the applicable service condition had not been satisfied as of such termination would have been forfeited in their entirety without any payment to the executive.

        Had we undergone a change in control on December 31, 2014, the performance condition would have been deemed attained at the maximum level, and the performance shares would have remained subject to the service condition to the extent not yet met. After the change in control, the performance shares would have vested or been forfeited under the same circumstances as are described above for the service shares/units.

  Performance Shares and Performance Units Granted After Our IPO

        For performance shares and performance units granted after our IPO and prior to 2014 to our named executive officers other than Mr. Dunlevy (other than the performance shares/units granted to Messrs. Ball, Doughty and Haas before they were promoted to their executive officer positions), the service condition would have been fully attained on December 31, 2014, if on that date the executive's employment had terminated due to his death or disability or had his employment been terminated by us without cause or by him for good reason, and such performance shares/units would have remained subject to the performance condition. Had the executive terminated his employment without good reason at any time, the performance shares/units, if any, for which the applicable service condition had been satisfied as of such termination would have remained subject to the applicable performance condition, and the remaining performance shares/units would have been forfeited without any payment to the executive.

        The performance shares/units granted to Messrs. Ball, Doughty and Haas before they were promoted to their executive officer positions and the performance units granted to our named executive officers in 2014 (other than Mr. Inglis) are subject to the same terms on a termination of service as the performance shares granted to Messrs. Maxted, Dunlevy and Haas in connection with our IPO (as described above).

        For performance shares/units granted to our named executive officers (other than the performance units granted to Mr. Inglis in 2014), had we undergone a change in control on December 31, 2014, the performance condition would have been deemed attained at the maximum level (for such performance shares) or at the target level (for such performance units), and such performance shares/units would have remained subject to the service condition to the extent not yet met. After the change in control, such performance shares/units would have vested or been forfeited under the same circumstances as are described above for the service shares/units.

        For performance units granted to Mr. Inglis in 2014, the service condition would have been deemed fully attained on December 31, 2014, if on that date Mr. Inglis' employment had terminated due to his death or disability. Had Mr. Inglis terminated his employment without good reason at any time, or had his employment been terminated by us without cause or by him for good reason at any time other than during the period beginning three months before, and ending one year after, a change in control, then:

  •
  the performance units, if any, for which the applicable service condition had been satisfied as of such termination would have remained subject to the applicable performance condition; and

  •
  the performance units, if any, for which the applicable service condition had not been satisfied as of such termination would have been forfeited in their entirety without any payment to Mr. Inglis.

        Had we undergone a change in control on December 31, 2014, the performance condition would have been deemed attained at the target level, or at the maximum level for Mr. Inglis. After the change in control, the performance units would have vested or been forfeited under the same circumstances as are described above for service shares/units.

  Definitions

        For purposes of the accelerated vesting of the named executive officers' equity awards under the circumstances described above, "cause," "change in control," "disability" and "good reason" are defined in the LTIP (or, for Mr. Inglis, in his offer letter) as follows:

  •
  "Cause" generally means the named executive officer's:

  (i)
  failure (or, in the case of Mr. Inglis, material failure) to perform his duties (other than any such failure resulting from his physical or mental incapacity);

  (ii)
  having engaged in misconduct, negligence or a breach of fiduciary duty (or, in the case of Mr. Inglis, having engaged in serious misconduct, gross negligence or a material breach of a fiduciary duty);

  (iii)
  having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;

  (iv)
  breach (or, in the case of Mr. Inglis, material breach) of any restrictive covenant (and, in the case of Mr. Inglis, any notice requirement, garden leave provision or similar requirement) to which he is subject;

  (v)
  breach (or, in the case of Mr. Inglis, material breach) of any of our policies, including any policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;

  (vi)
  unlawful use or possession of illegal drugs on our premises or while performing his duties to us; or

  (vii)
  commission of an act of fraud, embezzlement or misappropriation, in each case, against us.

  In the case of Mr. Inglis, if the Company believes that he has committed an act giving rise to cause under clauses (i), (ii), (iv) or (v) above, then, if such act or omission is reasonably susceptible of cure, we must provide Mr. Inglis written notice specifying the circumstances alleged to constitute cause within 90 days of the Board's first obtaining knowledge of such circumstances. Mr. Inglis then has 30 days to cure the circumstances. If he has not cured the circumstances within such 30-day period, we may terminate Mr. Inglis' employment within 60 days after the end of such 30-day period.

  •
  "Change in Control" generally means the occurrence of one or more of the following events:

  (i)
  the acquisition of 50% or more of the combined voting power of our outstanding securities (other than by our controlling shareholders);

  (ii)
  the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

  (iii)
  the consummation of our merger, amalgamation or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such transaction); or

  (iv)
  the transfer of our assets having a gross fair market value of 50% or more of the total gross market value of our assets immediately before such transfer (other than any such transfer immediately after which such assets are owned directly or indirectly by our shareholders in substantially the same proportions as their ownership of our common shares immediately before such transfer), and the subsequent distribution of the proceeds from such transfer to our shareholders having a fair market value that is greater than 50% of our fair market value immediately before such transfer.

  •
  "Disability" generally means "disability" as defined in our long-term disability plan for the purpose of determining eligibility for benefits. If such plan contains multiple definitions of disability, then "disability" refers to that definition of disability which, if the named executive officer qualified for such benefits, would provide coverage for the longest period.

  •
  "Good Reason" generally means the occurrence of any of the following events without the named executive officer's consent:

  (i)
  a reduction in his base salary or target bonus, other than any such reduction that applies generally to similarly situated employees (or, in the case of Mr. Inglis, that applies to senior executives of the Company);

  (ii)
  relocation of his principal place of employment by more than 50 miles; or

  (iii)
  a material reduction in his duties or responsibilities (in the case of our named executive officers other than Mr. Inglis, that occurs within two years after a change in control).

  In each case, the executive must provide us with written notice specifying the circumstances alleged to constitute good reason within 90 days after the circumstances first occur. We then have 30 days to cure the circumstances. If we have not cured the circumstances within such 30-day period, the executive is required to resign within 60 days after the end of such 30-day period.

 DIRECTOR COMPENSATION

2014 Director Compensation

        The following table lists the individuals who served as our non-employee directors in 2014 and summarizes their 2014 compensation. Messrs. Inglis and Maxted did not receive any compensation for their services as directors in 2014.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
John R. Kemp III(1)	9,833	20,180	124,600	154,613
Sir Richard B. Dearlove	120,000	139,997	—	259,997
David I. Foley	70,000	—	—	70,000
David B. Krieger	70,000	—	—	70,000
Joseph P. Landy	60,000	—	—	60,000
Prakash A. Melwani	85,000	—	—	85,000
Adebayo O. Ogunlesi	70,000	139,997	—	209,997
Lars H. Thunell	60,000	139,997	—	199,997
Chris Tong	125,000	139,997	—	264,997
Christopher A. Wright	145,000	139,997	—	284,997

(1)
For Mr. Kemp, the amounts for fees earned or paid in cash and for stock awards included in this table for 2014 were prorated to reflect the portion of 2014 that Mr. Kemp served as director prior to his resignation from the Board, effective as of February 28, 2014.

(2)
Each of our non-employee directors is entitled to (i) an annual cash retainer for service on the Board and (ii) an additional cash retainer if the director chairs a Board committee or serves on the Exploration Assurance Committee, in each case, paid quarterly and, if applicable, prorated for the portion of the year that the director serves on the Board or committee. For 2014, the amounts of such retainers were as follows:

Type of Retainer	Retainer (Annualized) ($)
Board Member	60,000
Audit Committee Chair (Mr. Tong)	25,000
Compensation Committee Chair (Mr. Melwani)	25,000
Nominating and Corporate Governance Committee Chair (Mr. Ogunlesi)	10,000
Health, Safety, Environmental and Security Committee Chair (Dr. Wright)	15,000
External Affairs & Political Risk Committee Chair (Sir Richard Dearlove)	60,000
Exploration Assurance Committee Chair (Dr. Wright)	70,000
Exploration Assurance Committee Member (Dr. Wright and Mr. Tong)	40,000
(3)
The Compensation Committee and the Board approved annual equity grants to our non-employee directors in 2014 who are not affiliated with our significant shareholders. Commencing with 2014, these grants are made annually on the date of our annual general meeting of shareholders (or, for new directors who begin serving on the Board on a different date, on such date). The vesting of the service units granted in 2014 will accelerate on death or disability.

The amounts in this column reflect the aggregate grant date fair values of such service units as well as the service units granted to Mr. Kemp under his consulting agreement, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by the directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

  The following table sets forth the total number of service units held by our non-employee directors who held such awards as of December 31, 2014, which are scheduled to vest on June 2, 2015 (i.e., the day before the date of the 2015 annual general meeting of our shareholders).

Name	Total RSUs (#)
Sir Richard B. Dearlove	13,820
Adebayo O. Ogunlesi	13,820
Lars H. Thunell	13,820
Chris Tong	13,820
Christopher A. Wright	13,820
(4)
The amount in this column for Mr. Kemp reflect the following amounts provided under his consulting agreement: $122,000 for the consulting services that he provided to us in 2014 prior to his resignation and $2,600 in reimbursements for travel, transportation, hotel and housing expenses. For more details on Mr. Kemp's consulting agreement, see "Consulting Agreement with Mr. Kemp" below.

Consulting Agreement with Mr. Kemp

        Effective October 1, 2011, as amended effective as of January 1, 2012, January 1, 2013 and October 1, 2013, we entered into a consulting agreement with Mr. Kemp, pursuant to which he provided consulting services to us as we reasonably requested from time to time. Effective February 28, 2014, Mr. Kemp resigned from the Board and also ceased providing us with consulting services.

        Under the consulting agreement, we provided Mr. Kemp with the following for his consulting services:

  •
  a monthly fee for his services under the agreement ($61,000 as of the last month of his consulting period);

  •
  monthly grants of 1,000 service shares or service units, the vesting of which accelerated on the last day of his consulting period in accordance with the terms of the agreement; and

  •
  reimbursement for his reasonable expenses incurred in connection with his providing the services under the agreement, including travel expenses and lodging incurred by him and travel expenses incurred by his wife when she accompanied him in the performance of his services.

        The agreement contains a customary covenant restricting Mr. Kemp from disclosing our confidential information, which remains in effect in perpetuity.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information about the exchange shares, service shares, service units, performance shares and performance units outstanding as of December 31, 2014 that were granted under the LTIP, which is our only equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	10,527,593	(1)	—	2,093,552	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	10,527,593		—	2,093,552

(1)
Represents the number of common shares underlying service units and performance units (assuming maximum attainment of the specified relative TSR goal and full settlement of the performance units in shares) outstanding under the LTIP.

(2)
Represents the number of common shares remaining available for issuance under the LTIP, as approved by our sole shareholder prior to our IPO, as of December 31, 2014. This number does not include the shares that are issuable on vesting and settlement of the outstanding service and performance units.

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report above and the Audit Committee Report below shall not be deemed to be "Soliciting Material," are not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filings.

 AUDIT COMMITTEE REPORT

        Management is responsible for the Company's system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements and (3) the independence and performance of the Company's auditors.

        The Audit Committee has reviewed and discussed with the Company's management and the independent accountants the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees," as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Company's independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC.

Respectfully submitted by the Audit Committee of the Board,
Chris Tong, Chairman Sir Richard B. Dearlove Adebayo ("Bayo") O. Ogunlesi Lars H. Thunell

 HOUSEHOLDING

        As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or by telephone at +1 (214) 445-9600. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF SHAREHOLDERS

        Any shareholder desiring to present a shareholder proposal at our 2016 annual general meeting of shareholders and to have the proposal included in our related Proxy Statement must send such proposal to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, so that it is received no later than December 30, 2015. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.

        Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company's bye-laws. In accordance with our bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company's Corporate Secretary accompanied by certain information. To be timely, a shareholder's written notice must be received at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual general meeting. For shareholder proposals for the 2016 annual general meeting of shareholders, written notice must be received between February 4, 2016 and March 5, 2016.

        In addition, Section 79 of the Companies Act of 1981 of Bermuda provides that shareholders representing either (1) not less than 5% of the total voting rights of all shareholders having a right to vote at an annual general meeting of the Company or (2) not less than 100 shareholders may require a proposal to be submitted to an annual general meeting and to circulate to the shareholders a statement of not more than 1,000 words with respect to the proposal or the business to be dealt with at the meeting. Generally, notice of such a proposal must be received by the Company at its registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

BY ORDER OF THE BOARD OF DIRECTORS
Jason E. Doughty General Counsel and Senior Vice President, Legal, Human Resources and Administration

Dallas, Texas
April 28, 2015

ANNEX A

Kosmos Energy Ltd.

Long Term Incentive Plan
(amended and restated as of January 23, 2015)

        Section 1.    Purpose.    The purpose of the Kosmos Energy Ltd. Long Term Incentive Plan (the "Plan") is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Kosmos Energy Ltd. (the "Company") and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders.

        Section 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Affiliate" means, except as provided in Section 2(h), (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b)   "Award" means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Stock-Based Award granted under the Plan.

          (c)   "Award Document" means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

          (d)   "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

          (e)   "Beneficiary" means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant's death. If no such Person is or can be named by such Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant's death, such Participant's Beneficiary shall be such Participant's estate.

          (f)    "Board" means the board of directors of the Company.

          (g)   "Cause" means, with respect to any Participant, "cause" as defined such Participant's Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant's Award Document, such Participant's:

          (i)  failure to perform his or her duties to the Company or any Affiliate (other than any such failure resulting from his or her physical or mental incapacity);

         (ii)  having engaged in misconduct, negligence or a breach of fiduciary duty, or breach of any applicable Employment Agreement;

        (iii)  having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;

        (iv)  breach of any restrictive covenant to which he or she is subject contained in any applicable Employment Agreement or other agreement with the Company or any Affiliate;

         (v)  breach of any policy of the Company or any Affiliate, including without limitation any such policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;

        (vi)  unlawful use or possession of illegal drugs on the premises of the Company or any Affiliate or while performing his or her duties to the Company or any Affiliate; or

       (vii)  commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate.

          (h)   "Change in Control" means the occurrence of any one or more of the following events:

          (i)  any Person (other than the Initial Investors (as defined below), the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common shares of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

         (ii)  during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

        (iii)  the consummation of a merger, amalgamation or consolidation of the Company with any other entity, other than a merger, amalgamation or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger, amalgamation or consolidation; or

        (iv)  the consummation of a transaction (or series of transactions within a 12-month period) that constitutes the sale or disposition of all or substantially all of the consolidated assets of the Company having a gross fair market value of 50% or more of the total gross fair market value of all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale or disposition), and the subsequent distribution of the proceeds from such transaction (or series of transactions) to the Company's shareholders having a fair market value that is greater than 50% of the fair market value of the Company and its subsidiaries immediately prior to such transaction (or series of transactions).

  For purposes of clause (i) above, "Initial Investors" means the "Blackstone Group," the "Warburg Group" and their respective "Affiliates" (as all such terms are defined in that certain Shareholders Agreement dated as of May 10, 2011, by and among the Company and the other parties thereto).

          (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

          (j)    "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the "Committee" shall refer to the Board.

          (k)   "Covered Employee" means an individual who is, for a given fiscal year of the Company, (i) a "covered employee" within the meaning of Section 162(m) of the Code or (ii) designated by the Committee by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

          (l)    "Disability" means, with respect to any Participant, "disability" as defined in such Participant's Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant's Award Document, at any time that the Company or any Affiliate sponsors a long-term disability plan that covers such Participant, "disability" as defined in such plan for the purpose of determining such Participant's eligibility for benefits; provided that if such plan contains multiple definitions of disability, then "Disability" shall refer to that definition of disability which, if Participant qualified for such benefits, would provide coverage for the longest period. The determination of whether Participant has a Disability shall be made by the person or persons required to make final disability determinations under such plan. At any time that the Company and the Affiliates do not sponsor a long-term disability plan that covers such Participant, Disability shall mean Participant's physical or mental incapacity that renders him or her unable for a period of 90 consecutive days or an aggregate of 120 days in any consecutive 12-month period to perform his or her duties to the Company or any Affiliate.

          (m)  "Employment Agreement" means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

          (o)   "Exchange Awards" means the Awards of Restricted Stock granted in exchange for unvested profit units in Kosmos Energy Holdings in connection with the initial public offering of the Shares.

          (p)   "Fair Market Value" means, with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (q)   "Good Reason" means, with respect to any Participant, "good reason" as defined in such Participant's Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant's Award Document, the occurrence of any of the following events, in each case without such Participant's consent:

          (i)  a reduction in such Participant's base salary or target bonus, other than any such reduction that applies generally to similarly situated employees of the Company and the Affiliates;

         (ii)  relocation of the geographic location of such Participant's principal place of employment by more than 50 miles; or

        (iii)  a material reduction in such Participant's duties or responsibilities that occurs within two years following a Change in Control;

  provided that, in each case, (A) such Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, then the date of such Participant's Termination of Service must occur not later than 60 days after the end of such 30-day period.

          (r)   "Incentive Stock Option" means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

          (s)   "Intrinsic Value" means, with respect to an Option or SAR Award, the product of (i) the excess, if any, of (A) the price or implied price per Share in a Change in Control or other event over (B) the exercise or hurdle price of such Award multiplied by (ii) the number of Shares covered by such Award.

          (t)    "Lock Up Agreement" means any agreement between the Company or any of its Affiliates and a Participant that provides for restrictions on the transfer of Shares held by such Participant.

          (u)   "Non-Qualified Stock Option" means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

          (v)   "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

          (w)  "Other Stock-Based Award" means an Award granted pursuant to Section 10.

          (x)   "Participant" means the recipient of an Award granted under the Plan.

          (y)   "Performance Award" means an Award granted pursuant to Section 9.

          (z)   "Performance Period" means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

          (aa) "Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

          (bb) "Replacement Award" means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

          (cc) "Restricted Stock" means any Share granted pursuant to Section 8.

          (dd) "RSU" means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

          (ee) "SAR" means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

          (ff)  "Section 162(m) Compensation" means "qualified performance-based compensation" under Section 162(m) of the Code.

          (gg) "Shares" means shares of the Company's common shares.

          (hh) "Termination of Service" means, with respect to any Participant:

          (i)  the cessation of all services performed by such Participant for the Company and the Affiliates, including by reason of death or Disability; or

         (ii)  the permanent decrease in the level of services performed by such Participant for the Company and the Affiliates (whether as an employee or as an independent contractor) to no more than 20 percent of the average level of services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and the Affiliates, if such Participant has been providing such services for less than 36 months).

        Section 3.    Eligibility.

          (a)   Any employee, non-employee director, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

          (b)   Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

        Section 4.    Administration.

          (a)   The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not fewer than three directors of the Board. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for the administration of the Plan. It shall meet at such times and places as it may determine.

          (b)   To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Committee may delegate to one or more committees of the Board (which may consist of solely one director) the authority to grant all types of Awards, in accordance with applicable law.

          (c)   Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, repurchased, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, repurchased, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend the terms or conditions of any outstanding Awards, including without limitation to accelerate the time or times at which the Awards become vested or unrestricted, will be settled or may be exercised; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Document, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents and advisors and determine the terms of such appointments, in each case as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

        Section 5.    Shares Available for Awards.

          (a)   Subject to adjustment as provided in Section 5(c) and except for Replacement Awards and Exchange Awards, the maximum number of Shares available for issuance under the Plan shall not exceed 39,503,000 Shares in the aggregate, which includes (i) the initial reserve of 24,503,000 Shares under the Plan and (ii) an increase of 15,000,000 Shares, as approved by the Board, subject to approval by the Company's shareholders.

          (b)   Any Shares subject to an Award (other than a Replacement Award or Exchange Award) that expires, is canceled, repurchased or forfeited or otherwise terminates, without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

          (c)   In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities, but excluding any ordinary cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably any or all of:

          (i)  the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limits specified in Section 5(e);

         (ii)  the number and type of Shares (or other securities) subject to outstanding Awards; and

        (iii)  the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

  provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

          (d)   Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

          (e)   No Participant may receive under the Plan in any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to more than 3,950,300 Shares in the aggregate; (ii) Restricted Stock and RSUs that relate to more than 3,950,300 Shares in the aggregate; (iii) Share-based Performance Awards and Other Stock-Based Awards that relate to more than 3,950,300 Shares in the aggregate; and (iv) cash-based Performance Awards that relate to more than $15,000,000 in the aggregate.

        Section 6.    Options.    The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, and subject to Section 6(e), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

          (b)   The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

          (c)   The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

          (d)   The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

          (e)   The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

        Section 7.    Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   SARs may be granted under the Plan to Participants either alone ("freestanding") or in addition to other Awards granted under the Plan ("tandem") and may, but need not, relate to a specific Option granted under Section 6.

          (b)   The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

          (c)   The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

          (d)   The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

        Section 8.    Restricted Stock and RSUs.    The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

          (b)   Any Share of Restricted Stock granted under the Plan shall be evidenced by entry in the register of members of the Company and in such other manner as the Committee may deem appropriate, including issuance of a share certificate or certificates. In the event any share certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

          (c)   If the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, then, to the extent the Committee determines the following to be necessary under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein and the Award limitation set forth in Section 5(e), and any such Award shall be considered a Performance Award for purposes of the Plan.

          (d)   The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

        Section 9.    Performance Awards.    The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (a)   Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

          (b)   Every Performance Award shall, if the Committee intends that such Award qualify as Section 162(m) Compensation and the Committee determines the following to be necessary under Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: captured prospects, prospecting licenses signed, operated prospects matured to drill ready, drilling programs commenced, drillable prospects, capabilities and critical path items established, operating budget, third-party capital sourcing, captured net risked resource potential, acquisition cost efficiency, acquisitions of oil and gas interests, increases in proved, probable or possible reserves, finding and development costs, recordable or lost time incident rates, overhead costs, general and administration expense, market price of a Share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin,

  EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, shareholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, market capitalization, enterprise value, economic value added or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criterion and may be made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Except in the case of an Award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to qualify as Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula.

          (c)   Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.

          (d)   Performance Awards that are intended to qualify as Section 162(m) Compensation shall be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited, including by way of repurchase by the Company at par value, in the event of a Participant's Termination of Service.

        Section 10.    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

        Section 11.    Effect of Termination of Service or a Change in Control on Awards.

          (a)   The Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited, including by way of repurchase by the Company at par value, in the event of the Participant's Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

          (b)   The Committee may set forth the treatment of an Award upon a Change in Control in the applicable Award Document.

          (c)   In the case of an Option or SAR Award, except as otherwise provided in the applicable Award Document, upon a Change in Control, a merger or consolidation involving the Company or any other event with respect to which the Committee deems it appropriate, the Committee may cause such Award to be canceled in consideration of (i) the full acceleration of such Award and either (A) a period of at least ten days prior to such Change in Control to exercise the Award or (B) a payment in cash or other consideration to such Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control, merger, consolidation or other event or (ii) a substitute award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such Award).

        Section 12.    General Provisions Applicable to Awards.

          (a)   Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

          (b)   Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (c)   Subject to the terms of the Plan, unless otherwise provided in the applicable Award Document, the Committee shall determine, in its sole discretion, whether payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award shall be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and whether such payments or transfers shall be made in a single payment or transfer, in installments or on a delayed basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

          (d)   No Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e), and during a Participant's lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant's guardian or legal representative; provided that the foregoing restrictions shall not apply to any Award (other than an Incentive Stock Option) to the extent authorized by the Committee or as specifically provided in an Award Document. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture, including by way of repurchase by the Company at par value, of an Award in accordance with the terms thereof.

          (e)   A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

          (f)    All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (g)   The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

        Section 13.    Amendments and Termination.

          (a)   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted, traded or listed (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

          (b)   The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof; provided further, that the Committee's authority under this Section 13(b) is limited in the case of Awards that are intended to qualify as Section 162(m) Compensation, as provided in Section 9.

          (c)   Except as provided in Section 9, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

          (d)   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

        Section 14.    Miscellaneous.

          (a)   No employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

          (b)   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

          (c)   Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d)   The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (e)   If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

          (f)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other

  Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

          (g)   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        Section 15.    Effective Date of the Plan.    The Plan was originally adopted on April 28, 2011. The Plan, as amended herein, is effective as of January 23, 2015, subject to approval by the Company's shareholders.

        Section 16.    Term of the Plan.    No Award shall be granted under the Plan after the earliest to occur of (i) January 23, 2025, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

        Section 17.    Section 409A of the Code.    With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a "specified employee" under Section 409A of the Code at the time of such Participant's "separation from service" (as defined in Section 409A of the Code), and any amount hereunder is "deferred compensation" subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such "separation from service" shall not be made until the date that is six months after such "separation from service," except to the extent that earlier distribution would not result in such Participant's incurring interest or additional tax under Section 409A of the Code. If an Award includes a "series of installment payments" (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant's right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes "dividend equivalents" (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant's right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000246774_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR All of the following: 1. Election of Directors Nominees 01 Andrew G. Inglis 02 Brian F. Maxted 03 Sir Richard B. Dearlove 04 David I. Foley 05 David B. Krieger 06 Joseph P. Landy 07 Prakash A. Melwani 08 Adebayo O. Ogunlesi 09 Chris Tong 10 Christopher A. Wright KOSMOS ENERGY LTD. C/O KOSMOS ENERGY LLC. ATTN:CORPORATE SECRETARY 8176 PARK LANE,SUITE 500 DALLAS, TX 75231 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To appoint Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 and to authorize the Company's Audit Committee of the Board of Directors to determine their remuneration. 3 To approve, on a nonbinding, advisory basis, named executive officer compensation. 4 To approve (i) an amendment to the Kosmos Energy Ltd. Long Term Incentive Plan ("LTIP") to increase the aggregate number of common shares authorized for issuance under the LTIP by 15,000,000 common shares and (ii) the material terms of the performance goals under the LTIP for purposes of Section 162(m) of the Internal Revenue Code. NOTE: The Company is making four proposals, none of which is contingent on each other. If other matters properly come before the Annual General Meeting or any adjournment or postponement of the meeting, the persons named in this proxy card will vote the shares represented by all properly executed proxies in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000246774_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2014 Annual Report on Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . KOSMOS ENERGY LTD. Annual General Meeting of Shareholders June 3, 2015 8:00 AM This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Andrew G. Inglis and Jason E. Doughty, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of KOSMOS ENERGY LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholder(s) to be held at 08:00 AM, local time on June 3, 2015, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be marked, dated and signed on reverse side